Exhibit 10.12

CONFIDENTIAL

MANUFACTURING SERVICES AGREEMENT

between

JABIL CIRCUIT, INC.

and

SOLAREDGE TECHNOLOGIES, INC.

INDEX

1.	DEFINITIONS		1

2.	SCOPE OF AGREEMENT		3
	2.1	LIST OF SCHEDULES	4

3.	BUILD SCHEDULE FORECASTS AND PURCHASE ORDERS		4

4.	MANUFACTURING SERVICES		4
	4.1	TESTING	4
	4.2	PACKAGING AND SHIPPING	4
	4.3	ORIGIN CERTIFICATION; MARKING	5
	4.4	ITEMS TO BE SUPPLIED BY COMPANY	5
	4.5	ITEMS TO BE SUPPLIED BY JABIL	5
	4.6	COMPANY INSPECTION	5
	4.7	MATERIALS PROCUREMENT	5
	4.8	MATERIALS DECLARATION	5
	4.9	PRODUCT EVALUATION	6

5.	WARRANTY & REMEDY		6
	5.1	JABIL WARRANTY	6
	5.2	REPETITIVE FAILURE	7
	5.3	ECO UPGRADE	7
	5.4	LIMITATION OF WARRANTY	7

6.	LIMITATION OF DAMAGES		8

7.	DELIVERY, RISK OF LOSS AND PAYMENT TERMS		8
	7.1	PAYMENT	9
	7.2	COST REDUCTION	9
	7.3	TAXES	10
	7.4	MOST FAVORED PRICING	10
	7.5	PRICE AUDIT	10
	7.6	JOINT BUSINESS REVIEWS	10
	7.7	PARTS	10
	7.8	EOL COMPONENTS	10

8.	IMPORT AND EXPORT		10

9.	DESIGN OR REPAIR SERVICES; US GOVERNMENT CONTRACTS		11

10.	CHANGE ORDERS, RESCHEDULING AND CANCELLATION		11
	10.1	CHANGES TO MANUFACTURING SERVICES, PACKAGING AND SHIPPING SPECIFICATIONS AND TEST PROCEDURES	11
	10.2	PRODUCTION INCREASES	11
	10.3	PRODUCT CONFIGURATION CHANGES AND ENGINEERING CHANGES	11
	10.4	TREATMENT OF OBSOLETE/END-OF-LIFE MATERIAL	11
	10.5	RESCHEDULED DELIVERY AND CANCELLATION OF ORDERS	12
	10.6	TERMINATION CHARGES	12
	10.7	DUTY TO MITIGATE COSTS	12

11.	TERM		12

12.	TERMINATION		12
	12.1	TERMINATION FOR CONVENIENCE	13
	12.2	TERMINATION FOR CAUSE	13
	12.3	TERMINATION FOR BANKRUPTCY/INSOLVENCY	13
	12.4	TERMINATION CONSEQUENCES	13

13.	CONFIDENTIALITY		13
	13.1	CONFIDENTIALITY OBLIGATIONS	13
	13.2	EMPLOYEES, AGENTS AND REPRESENTATIVES	14
	13.3	TERM AND ENFORCEMENT	14
	13.4	RETURN OF PROPRIETARY INFORMATION AND TECHNOLOGY	14

14.	INTELLECTUAL PROPERTY RIGHTS; ASSIGNMENT		14
	14.1	JABIL BACKGROUND INTELLECTUAL PROPERTY	14
	14.2	JABIL CREATED INTELLECTUAL PROPERTY	14

15.	RESERVED		14

16.	WARRANTY AND INDEMNIFICATION		14
	16.1	COMPANY INDEMNIFICATION	14
	16.2	JABIL INDEMNIFICATION	15

17.	RELATIONSHIP OF PARTIES		15

18.	INSURANCE		15

19.	PUBLICITY		15

20.	FORCE MAJEURE		15

21.	MISCELLANEOUS		16
	21.1	NOTICES	16
	21.2	ATTORNEYS’ FEES AND COSTS	16
	21.3	AMENDMENT	16
	21.4	PARTIAL INVALIDITY	17
	21.5	MONIES	17
	21.6	ENTIRE AGREEMENT	17
	21.7	BINDING EFFECT	17
	21.8	WAIVER	17
	21.9	CAPTIONS	17
	21.10	CONSTRUCTION	17
	21.11	SECTION REFERENCES	17
	21.12	BUSINESS DAY	17
	21.13	DISPUTE RESOLUTION	17
	21.14	OTHER DOCUMENTS	18
	21.15	COUNTERPARTS	18
	21.16	GOVERNING LAW AND JURISDICTION	19

SCHEDULES:

SCHEDULE 1 – STATEMENT OF WORK

SCHEDULE 2 – CURRENCY POLICY

SCHEDULE 3 – PRICING

3

MANUFACTURING SERVICES AGREEMENT

This Manufacturing Agreement (“Agreement”) is entered into by and between Jabil Circuit, Inc., a Delaware corporation (“Jabil”), having offices at 10560 Dr. M.L. King Jr. Street North St. Petersburg, Florida 33716, on behalf of Jabil and its Subsidiaries, and SolarEdge Technologies, Inc., a Delaware corporation (“Company”), having its principal place of business at 6 HeHarash St. P.O. Box 7349, Neve Neeman, Hod Hasharon 45240, Israel

Jabil and Company are referred to herein as “Party” or “Parties”.

RECITALS

A.                                    Jabil is in the business of designing, developing, manufacturing, testing, configuring, assembling, packaging and shipping electronic assemblies and systems.

B.                                    Company is in the business of designing, developing, distributing, marketing and selling products containing electronic assemblies and systems.

C.                                    Whereas, the Parties desire that Jabil manufacture, test, configure, assemble, package and/or ship certain electronic assemblies and systems pursuant to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

TERMS

1.                                      Definitions.  In addition to terms defined elsewhere in this Agreement, the capitalized terms set forth below shall have the following meaning:

1.1                               “Additional Services” means services such as design for manufacturability, manufacturing design test support, computer assisted design for manufacturability, test development services, volume production and advanced packaging technologies all (if applicable) as specified in a Custom Services Statement of Work attached as a Schedule to this Agreement.

1.2                               “Affiliate” means with respect to a Person, any other Person which directly or indirectly controls, or is controlled by, or is under common control with, the specified Person or an officer, director or 10% or more shareholder of the specified Person. For the purposes of this definition, “control” shall mean the direct or indirect ownership of fifty (50) percent or more of the shares or interests which are entitled to vote for the directors of an entity or the equivalent, for as long as such entitlement subsists, or which mean equivalent power over management of an entity.

1.3                               “Build Schedule” or “Purchase Order” means a manufacturing schedule provided to Jabil by Company in writing which specifies the Product to be manufactured, including the quantity of each Product, its description and part number, shipping instructions and requested delivery date.

1.4                               “Build Schedule Forecast” means the monthly forecast provided to Jabil by Company, in writing, of quantity requirements of each Product that Company anticipates requiring during the next [ * * * ]  period.

1.5                               “Commercially Reasonable Efforts” means those efforts that would be deemed both commercially practicable and reasonably financially prudent after having taken into account all relevant commercial considerations.  “Relevant commercial considerations” shall be deemed to include, without limitation, (1) all

Manufacturing Services Agreement

pertinent facts and circumstances; (2) financial costs; (3) resource availability and impact; and (4) probability of success.

1.6                               “Components Supplied by Company” means those components or materials that Company provides, directly or indirectly, to Jabil to be incorporated into the Product.

1.7                               “EDI” shall mean electronic data interchange.

1.8                               “Effective Date” shall mean the date upon which the terms and conditions of this Agreement shall become effective by and between the Parties.  The Parties have agreed that the Effective Date of this Agreement shall be June 9th,2011 or if no date is entered here, the last date of signature.

1.9                               “Fee and Price Schedule” shall mean the prices and fees set forth Schedule l.

1.10                        “FOB” shall mean the shipper must at its own expense and risk transport the goods to the place of destination as defined in Incoterms 2010.

1.11                        “including” shall be defined to have the meaning “including, without limitation.”

1.12                        “in writing” shall mean written documents, EDI with phone confirmation, verified faxes and successfully transmitted e-mails.

1.13                        “Jabil Circuit, Inc.” and “Jabil” shall be defined to include any Jabil Subsidiary.

1.14                        “Jabil Created Intellectual Property” means any discoveries, inventions, technical information, procedures, manufacturing or other processes, software, firmware, technology, know-how or other intellectual property rights newly created or developed, and reduced to practice by or for Jabil in performing the Manufacturing Services; but shall not include any Jabil Background Intellectual Property.

1.15                        “Jabil Background Intellectual Property” means any discoveries, inventions, technical information, procedures, manufacturing or other processes, software, firmware, technology, know-how or other intellectual property rights owned or developed by Jabil outside of this Agreement or owned or controlled by Jabil prior to the execution of this Agreement that are used by Jabil in the Manufacturing Services.

1.16                        “Jabil Intellectual Property” shall mean both Jabil Created Intellectual Property and Jabil Background Intellectual Property, collectively.

1.17                        “Jabil Manufacturing Process” means Jabil’s process employed to manufacture, test, configure and assemble Product manufactured for Company pursuant to the terms of this Agreement.

1.18                        “Lead-time” means the mutually agreed upon minimum amount of time in advance of shipment that Jabil must receive a Purchase Order in order to deliver Product by the requested delivery date.

1.19                        “Loaned Equipment” means capital equipment (including tools) which is loaned to Jabil by or on behalf of Company to be used by Jabil to perform the Manufacturing Services and includes all equipment, tools and fixtures purchased specifically for Company, by Jabil, to perform the Manufacturing Services and that are paid for in full by Company.

1.20                        “Manufacturing Services” means the services performed by Jabil hereunder which shall include but not be limited to manufacturing, testing, configuring, assembling, packaging and/or shipping of the Product, including any Additional Services, all in accordance with the Specifications.

1.21                        “Materials Declaration Requirements” means any requirements, obligations, standards, duties or responsibilities pursuant to any environmental, product composition and/or materials declaration laws, directives, or regulations, including international laws and treaties regarding such subject matter; and any regulations, interpretive guidance or enforcement policies related to any of the foregoing, including for example: Directive 2002/95/EC of the European Parliament and of the Council of 27 January 2003 on the restriction of the use of certain hazardous substances in electrical and electronic equipment (“RoHS”), Directive 2002/96/EC of the European Parliament and of the Council of 27 January 2003 on waste electrical and electronic equipment (“WEEE”), and European Union Member State implementations of the foregoing; the People’s Republic of China (PRC) Measures for the Administration of the Control of Pollution by Electronic Information Products promulgated on February 28, 2006 (including any pre-market certification (“CCC mark”) requirements thereunder and including relevant standards adopted by the PRC Ministry of Information Industry or other applicable PRC authority); PRC General Administration of Quality Supervision, Inspection and Quarantine’s Circular 441 (2006); Japanese Industrial Standard C0950:2005; the California Electronic Waste Recycling Act of 2003; and/or other similar legislation.

1.22                        “NRE Costs” shall consist of the design engineering services, testing, fixturing, and tooling expenses set forth on the Statement of Work for the applicable Product(s), attached as Schedule 1.

1.23                        “Packaging and Shipping Specifications” means the packaging and shipping specifications set forth in Schedule I and otherwise supplied and/or approved by Company.

1.24                        “Person” means any corporation, business entity, natural person, firm, joint venture, limited or general partnership, limited liability entity, limited liability partnership, trust, unincorporated organization, association, government, or any department or agency of any government.

1.25                        “Product(s)” means the product(s) manufactured and assembled by Jabil on behalf of Company under this Agreement as identified in Schedule 1 (or any subsequent Schedule 1 prepared for any product to be manufactured hereunder) including any updates, renewals, modifications or amendments thereto.

1.26                        “Proprietary Information and Technology” means software, firmware, hardware, technology and know-how and other proprietary information or intellectual property embodied therein that is known, owned or licensed by and proprietary to either Party and not generally available to the public, including plans, analyses, trade secrets, patent rights, copyrights, trademarks, inventions, fees and pricing information, operating procedures, procedure manuals, processes, methods, computer applications, programs and designs, and any processed or collected data.  The failure to label any of the foregoing as “confidential” or “proprietary” shall not mean it is not Proprietary Information and Technology.

1.27                        “Specifications” means the technical specifications for manufacturing set forth in Schedule 1 and otherwise supplied and/or approved by Company.  Specifications may be amended from time to time by amendments in the form of written engineering change orders agreed to by the Parties.

1.28                        “SOW” means the statement of work for each Product set forth in any Schedule 1 as amended in writing from time to time upon mutual agreement of the Parties.

1.29                        “Subsidiary(ies)” means any corporation, partnership, joint venture, limited liability entity, trust, association or other business entity of which a Party or one or more of its Subsidiaries, owns or controls more than 50% of the voting power for the election of directors, managers, partners, trustees or similar parties.

1.30                        “Test Procedures” means the testing specifications, standards, procedures and parameters set forth in Schedule 2 as may be amended in writing from time to time.

1.31                        “Unique Components” means those non-standard components or materials procured exclusively for incorporation into the Product whose purchase and contract terms are set forth by Company.

2.                                      Scope of Agreement.  Subject to the terms and conditions in this Agreement, Jabil agrees to procure certain components, manufacture, assemble and test the Products, and sell the same to Company in accordance with the terms hereof.  The Products shall be designed as set forth in the SOW and any additional SOW’s which may be added to this Agreement.  The services to be performed by Jabil under this Agreement may not be subcontracted by Jabil to any other third party, unless Company agrees to any such subcontracting in writing and in advance.

2.1                               List of Schedules.  This Agreement includes the following Schedules for each Product to be manufactured hereunder, which are hereby incorporated herein and made a part of this Agreement:

Schedule 1 - Statement of Work

Schedule 2 - Currency Policy

Schedule 3 - Pricing

3.                                      Build Schedule Forecasts and Purchase Orders.  Within ten (10) business days following the execution of this Agreement, Company shall provide Jabil with a Build Schedule Forecast.  The Build Schedule Forecast shall be updated by Company, in writing, on a monthly basis and delivered to Jabil no later than the 7th day of the month preceding the forecast period.  To place orders for Products, Company will submit Purchase Orders to Jabil stating the quantity of Product(s), the part number(s) the price(s) (in accordance with the then-current Schedule 3), the delivery date(s), and delivery location(s) and shipping instructions as set forth in Schedule 1.  Purchase Orders will be Company’s commitment to purchase the Products, subject to Company’s rights to cancel or reschedule set forth in Section 10.5.  For Purchase Orders exceeding the parameters of the Build Schedule Forecast (including the flexibility schedule therein) and Production Increases.  Jabil will use commercially reasonable efforts to accept the Purchase Order by issuing a written order confirmation within three days of receipt of the Purchase Order.  Any rescheduling or cancellation of the orders set forth in a Build Schedule Forecast or Purchase Order shall be subject to the terms set forth in Section 10.5.  All Purchase Orders will be governed by the terms and conditions of this Agreement.  Unless expressly stipulated otherwise, in writing executed by the Parties pre-printed language on each Party’s forms, including purchase orders, shall not constitute part of this Agreement and shall be deemed unenforceable.

4.                                      Manufacturing Services.  Jabil will manufacture the Products in accordance with the Specifications and any applicable Purchase Orders submitted by Company in accordance with Section 4.  Jabil will acknowledge receipt of each Purchase Order that is submitted in accordance with the terms of this Agreement by notifying Company of its acceptance within three (3) business days of receipt of any proposed Purchase Order.  In the event of Jabil’s rejection of a proposed Purchase Order, Jabil’s notice of rejection will specify the basis for such rejection, which shall in no way detract from Jabil’s responsibility for the undertakings herein.  Notwithstanding the above, in the event that the rejection shall be caused by a delay in Component Supplied or controlled by Company, Jabil will have the ability to reject or reschedule the related Purchase Order in order to accommodate the delay.  When requested by Company, and subject to appropriate fee and cost adjustments which shall be approved in writing by the Company, Jabil will provide Additional Services for Background or future Product manufactured by Jabil.  Company shall be solely responsible for the sufficiency and adequacy of the Specifications and shall hold Jabil harmless for any claim arising therefrom.

4.1                               Testing.  Jabil will test the Product in accordance with the Test Procedures.  Company shall be solely responsible for the sufficiency and adequacy of the Test Procedures and shall hold Jabil harmless for any claim arising there from.  For each Product, the Company shall supply Jabil with a relevant tester, fixture and burn-in stations for all heating elements (the “Test Equipment”).  Jabil shall, at its own cost, be solely responsible for maintenance and insurance of the Test Equipment and manufacturing additional fixtures and burn in stations, on an as needed basis and at all of the production or hub facilities where the Test Equipment is needed.

4.2                               Packaging and Shipping.  Jabil shall properly package, handle and pack all Products so as to protect the Products from loss or damage, in conformance with Company’s packaging specification of Products as agreed by between the parties (provided that, for the avoidance of doubt, Jabil shall be liable for the packaging carton or pallet, which shall not be part of the specification of Products and which will be the sole responsibility of Jabil).  The packaging carton or pallet of Products shall be labeled with details such as ship to address, code numbers and packing list, as well as other labels which may be required by Company from time to time.  Special static protection must be provided by Jabil for Products requiring such packaging.  Products shall be boxed, carted and stored in a manner that: (a) ensures undamaged and safe arrival at their ultimate destination, and (b) complies with requirements of modes of air and ground transports.  Jabil shall be responsible for any loss or damage solely due to Jabil’s failure to properly preserve, package and handle the Products comply with the agreed upon packaging specifications or Jabil’s obligations under this section.

4.3                               Origin Certification; Marking.  Upon Company request, Jabil will provide Company with an appropriate certificate stating the country of origin for the Products.  Jabil shall also mark each Product, or the container if there is no room on the Product, with the country of origin in compliance with customs requirements.

4.4                               Items to be Supplied by Company.  Company shall supply to Jabil, according to the terms and conditions specified herein, Company Proprietary Information and Technology and, if applicable, the Loaned Equipment, Components Supplied by Company and Unique Components necessary for Jabil to perform the Manufacturing Services.  Company will also provide to Jabil all Specifications, Test Procedures, Packaging and Shipping Specifications, Product design drawings, approved vendor listings, material component descriptions (including approved substitutions), manufacturing process requirements, and any other specifications necessary for Jabil to perform the Manufacturing Services.  Company shall be solely responsible for delay in delivery, defects and enforcement of warranties related to the Loaned Equipment, Components Supplied by Company and Unique Components and shall hold Jabil harmless for any claim arising there from, so long as Jabil has made good faith attempt to mitigate any such delays, defects and enforcement of warranties including but not limited to providing Company reasonable advance written notice.  Jabil shall be responsible to store the Loaned Equipment, Components Supplied by Company and Unique Components in a separate storage space in a reasonable manner that provides adequate protection for the equipment and components and any intellectual property embedded therein.

4.5                               Items to be Supplied by Jabil.  Jabil will employ the Jabil Manufacturing Process, any required manufacturing technology, manufacturing capacity, labor, transportation logistics, systems and facilities necessary for Jabil to perform the Manufacturing Services.

4.6                               Company Inspection.  Company shall have the right, upon reasonable advance notice, during normal business hours and at its expense to inspect, review, monitor and oversee the Manufacturing Services, provided that such inspection shall not disrupt Jabil’s normal business operations.  Company shall cause each of its employees, agents and representatives who have access to Jabil’s facilities, to maintain, preserve and protect all Proprietary Information and Technology of Jabil and the confidential or proprietary information and technology of Jabil’s other customers.  In addition, upon prior written request by Company and the approval of Jabil (such approval not to be unreasonably withheld), Company’s customers may inspect the Products and associated manufacturing processes at Jabil’s plants.  Inspections shall be conducted upon reasonable advanced notice and at a reasonable time and during normal hours of operation.

4.7                               Materials Procurement.  Jabil will use Commercially Reasonable Efforts to procure components, per Company’s approved vendor list, necessary to fulfill Purchase Orders.  For the avoidance of doubt, Jabil does not warrant components and materials, but will pass through any contractual component/material warranties it receives, to the extent permitted by the component and/or material supplier.  Jabil will provide Company with a list of the components /material where warranty conditions from suppliers are below 24 months.  For Components supplied by Company, Company shall assist Jabil with managing the performance of and enforcing warranties of such suppliers.  Company shall be listed on the AVL for Components Supplied by Company.

4.8                               Materials Declaration.  Company represents that the Product is subject to Materials Declaration Requirements.  Jabil will use Commercially Reasonable Efforts to assist Company in procuring parts, components and/or materials that are compliant with Materials Declaration Requirements.  Jabil shall use Commercially Reasonable Efforts to collect documentation from suppliers certifying compliance with Materials Declaration Requirements with respect to its components, parts or materials, the form of which has been provided, or approved in writing, by Company (“Compliance Certification”) and make such Compliance Certification available to Company.  In the event any supplier does not provide such Compliance Certification, Jabil shall notify Company and cooperate with Company to remove such supplier from the AVL or take such other action which the parties mutually agree upon in writing.  In the event that supplier fails to provide Compliance Certification and Company still chooses to accept components or materials from such supplier, Jabil shall bear no responsibility or liability for the lack of such Compliance Certification.  However, Company understands and agrees that

4.8.1                     Company is responsible for notifying Jabil in writing of the specific Materials Declaration Requirements that Company determines to be applicable to the Product and shall be solely liable for the adequacy and sufficiency of such determination and information;

4.8.2                     Any information regarding Materials Declaration Requirements compliance of parts, components, packaging or materials used in the Products shall come from the relevant supplier.  Jabil does not test, certify or otherwise warrant component, part, packaging or materials compliance, on a homogenous material level or any other level, with Materials Declaration Requirements; and

4.8.3                     Company is ultimately and solely responsible for ensuring that any parts, components or materials used in the Products, and the Product itself, are compliant with applicable Materials Declaration Requirements.

Notwithstanding any other provision set forth in this Agreement, including amendments, attachments, or any other document incorporated herein, this Section 4.8 and Section 4.10 herein set forth Jabil’s sole responsibility and liability and Company’s entire remedy from Jabil with respect to Materials Declaration Requirements and any third party claims against Company related to the Materials Declaration Requirements, and that absent this provision, Jabil would not enter this Agreement.

4.9                               Product Evaluation.  Company shall evaluate each Product to determine if it conforms, in all material respects, to the Specifications.  Company shall give Jabil written notice of any rejection of a Product within thirty (30) days following Company’s actual receipt of such Product not including shipping time (if applicable) (“Evaluation Period”).  Such written notice of rejection of a Product for failure to materially conform to the Specifications shall include a detailed and complete description of Company’s basis for asserting that the Product does not materially conform to the Specifications (“Specification Notice”).  If Company fails to provide such Specification Notice to Jabil within the Evaluation Period, such Product shall be deemed to comply with the Specifications.  If Jabil disputes the basis for rejection set forth in a Specification Notice, it shall provide written notice of the same to Company within ten (10) business days following receipt of the Specification Notice (“Notice of Disputed Defect”).  Any such dispute shall be resolved by the Parties in accordance with the provisions of Section 21.13.  If Jabil does not dispute the basis for rejection set forth in a Specification Notice Jabil shall follow its standard return process as set forth in Section 5.2 herein.  The evaluation procedures set forth in this Section 4.9 shall apply to any redelivered Product.

a)                                     For materials added by Jabil as part of the manufacturing process (e.g., glue and solder paste), Jabil will supply a certificate that the materials are in compliance with Materials Declaration Requirements and the manufacturer will be added to the AVL.

5.                                      Warranty & Remedy

5.1                               Jabil Warranty.  Jabil warrants (i) that it will manufacture the Product in accordance with IPC-A 610 Class 2 workmanship standard, and (ii) that at the time of manufacture the Product will conform, in all material respects, to the Specifications.  The above warranty shall remain in effect for a period of [ * * * ] from the date any Product is initially delivered to Company or to Company’s designated carrier (“Warranty Period”).  This warranty is extended to, and may only be enforced by, Company.

b)                                     Upon any failure of a Product based on a claim of breach of the warranty set forth in this Section 5, Company shall complete a failure report and request an RMA number from Jabil , and upon confirming an authorized return, Jabil shall promptly repair or replace such unit and return it to Company freight from point of original delivery to be paid by Jabil.  Jabil will analyze any such RMA Product and, if a breach of warranty is found (“Defect”), then Jabil will repair or replace the RMA Product within twenty (20) business days of receipt by Jabil of the RMA Product and all required associated documentation.  If no such Defect is found, Company shall reimburse

Jabil for all fees, costs and expenses incurred to analyze and, if requested by Company, repair or replace the non-Defective RMA Product and Company shall bear responsibility for all transportation costs to and from Jabil’s designated repair facility.

c)                                      Notwithstanding the foregoing, where such Products consist of “[ * * * ]”, Jabil shall not repair the power boxes returned but same shall be replaced with new [ * * * ] supplied by Company, and Company shall be credited at the end of each quarter for the price of each [ * * * ] returned during the quarter and found defective under Warranty up to a total number of [ * * * ] that is equal to [ * * * ] the [ * * * ] delivered by Jabil to Company during the last [ * * * ] quarters, less the amount of [ * * * ] replaced as aforesaid during such period.  Where such Products consist of “[ * * * ]”, Jabil shall repair or replace such [ * * * ]as aforesaid, using its best Reasonable Commercial Efforts to do so within 15 working days of receipt of the [ * * * ] by Jabil.  Jabil shall prepare a failure report with respect to the failure of such Products for submission to Company.  Company shall bear all risks, costs and expenses,) associated with Products that have been returned to Jabil not covered under the warranty above.  Company will provide its own warranties directly to any of its end users or other third parties.  Company will not pass through to end users or other third parties the warranties made by Jabil under this Agreement.

5.2                               Repetitive Failure.  A “Repetitive Failure” shall mean the repeat of the same failure of a Product not caused by normal wear and tear and which is present in at least [ * * * ]  (with a minimum of [ * * * ] failures) of consecutively delivered Products over a rolling 90 day period of time and which failure has the same root cause due solely to a defect caused by Jabil’s workmanship.

5.2.1                     In the event of a Repetitive Failure during the Product Warranty period or an extended period of 12 months extended beyond the warranty period, either Party will inform the other Party as soon as possible about the event.  Jabil shall immediately propose a containment action plan and, as soon thereafter as reasonably possible, a corrective action plan to Company.  Jabil will implement the proposed corrective action plan promptly upon acceptance by Company.  The Products repaired or replaced as a result of a Repetitive Failure will be free from Defects for a period of twelve (12) months from redelivery date, or to the end of the Product Warranty period applicable to such Products, whichever is longer.

5.2.2                     If it is reasonably determined, based on mutually agreed root cause analysis, that the cause of the Repetitive Failure is defect caused by Jabil’s workmanship, then the following costs and expenses incurred by Company as a direct result of the Repetitive Failure shall be borne solely by Jabil: (i) costs of transport between the Jabil facility and Company’ facility; (ii) costs to re-inspect 100% of the rejected lots of batches/sorting costs; (iii) costs of repair in Company’ production line; and (iv) costs to repair or replace the Product.  If it is reasonably determined, based on a root cause analysis, that Company is partly at fault for such Repetitive Failure, the Parties agree to work together in good faith to determine an equitable allocation of costs and expenses.  If it is reasonably determined, based on the root cause analysis, that Company is fully at fault, the costs and expenses of the Repetitive Failure shall be borne solely by Company.

5.3                               ECO Upgrade: Company may request, in writing, that Jabil incorporate engineering changes into the Product.  Such request will include a description of the proposed engineering changes sufficient to permit Jabil to accurately evaluate its feasibility and cost.  Jabil shall endeavor to respond to Company’s request in writing, within 3 working days of notification and shall state the costs and time of implementation and the impact on the delivery schedule, materials inventory, materials on order and pricing of the Product.  Pricing for any ECO shall be based on the guidelines set forth in Schedule 1.  Jabil will not be obligated to proceed with the engineering changes until the Parties have agreed upon the changes to the Product’s Specifications, delivery schedule and Product pricing and the Company has issued a Purchase Order for the implementation costs to be borne by the Company and the Cost of Inventory and Special Inventory on-hand and on-order that becomes obsolete in connection therewith.

5.4                               Limitation of Warranty.  THE REMEDY SET FORTH IN SECTION 5.2 SHALL CONSTITUTE COMPANY’S SOLE AND EXCLUSIVE REMEDY FOR A BREACH OF THE WARRANTY MADE BY JABIL HEREIN.  THE WARRANTY SET FORTH IN THIS SECTION 5 IS IN LIEU OF, AND JABIL EXPRESSLY DISCLAIMS, AND COMPANY EXPRESSLY WAIVES, ALL OTHER WARRANTIES WHATSOEVER WHETHER EXPRESS, IMPLIED, STATUTORY, ARISING BY COURSE OF DEALING OR

PERFORMANCE, CUSTOM, USAGE IN THE TRADE OR OTHERWISE, INCLUDING COMPLIANCE WITH MATERIALS DECLARATION REQUIREMENTS, ANY WARRANTY OF MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OR INFRINGEMENT OR MISAPPROPRIATION OF ANY RIGHT, TITLE OR INTEREST OF COMPANY OR ANY THIRD PARTY.  COMPANY UNDERSTANDS AND AGREES THAT IT SHALL HAVE FULL AND EXCLUSIVE LIABILITY WITH RESPECT TO ANY PRODUCT, WHETHER FOR PRODUCT DESIGN LIABILITY, PRODUCT LIABILITY, DAMAGE TO PERSON OR PROPERTY AND/OR INFRINGEMENT OR MISAPPROPRIATION OF THIRD PARTY RIGHTS.  NO ORAL OR WRITTEN STATEMENT OR REPRESENTATION BY JABIL, ITS AGENTS OR EMPLOYEES SHALL CONSTITUTE OR CREATE A WARRANTY OR EXPAND THE SCOPE OF ANY WARRANTY HEREUNDER.

JABIL’S WARRANTY SHALL NOT APPLY TO ANY PRODUCT JABIL DETERMINES TO HAVE BEEN SUBJECTED TO TESTING FOR OTHER THAN SPECIFIED ELECTRICAL CHARACTERISTICS OR TO OPERATING AND/OR ENVIRONMENTAL CONDITIONS IN EXCESS OF THE MAXIMUM VALUES ESTABLISHED IN APPLICABLE SPECIFICATIONS, OR TO HAVE BEEN THE SUBJECT OF MISHANDLING, ACCIDENT, MISUSE, NEGLECT, IMPROPER TESTING, IMPROPER OR UNAUTHORIZED REPAIR, ALTERATION, DAMAGE, ASSEMBLY, PROCESSING OR ANY OTHER INAPPROPRIATE OR UNAUTHORIZED ACTION OR INACTION ‘THAT’ ALTERS PHYSICAL OR ELECTRICAL PROPERTIES.  THIS WARRANTY SHALL NOT APPLY TO ANY DEFECT IN THE PRODUCT ARISING FROM ANY DRAWING, DESIGN, SPECIFICATION, PROCESS, TESTING OR OTHER PROCEDURE, ADJUSTMENT OR MODIFICATION SUPPLIED AND/OR REQUIRED BY COMPANY.

6.                                      Limitation of Damages

EXCEPT WITH REGARD TO ANY LIABILITY THAT ARISES FROM A PARTY’S INDEMNIFICATION OBLIGATIONS SET FORTH IN THIS AGREEMENT OR SECTION 13 (“CONFIDENTIALITY”), UNDER NO CIRCUMSTANCES SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY OR TO ANY OTHER PERSON OR ENTITY UNDER ANY CONTRACT, TORT, STRICT LIABILITY, NEGLIGENCE, OR OTHER LEGAL OR EQUITABLE CLAIM OR THEORY FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR INDIRECT DAMAGES, LOSS OF GOODWILL OR BUSINESS PROFITS, LOST REVENUE, WORK STOPPAGE, DATA LOSS, COMPUTER FAILURE OR MALFUNCTION, OR FOR ANY AND ALL OTHER DAMAGES, LOSS, OR EXEMPLARY OR PUNITIVE DAMAGES WHETHER SUCH PARTY WAS INFORMED OR WAS AWARE OF THE POSSIBILITY OF SUCH LOSS OR DAMAGE.  THE FOREGOING SHALL NOT EXCLUDE OR LIMIT EITHER PARTY’S LIABILITY FOR DEATH OR PERSONAL INJURY RESULTING FROM ITS NEGLIGENCE TO THE EXTENT THAT SUCH LIABILITY CANNOT BY LAW BE LIMITED OR EXCLUDED.

EXCEPT WITH REGARD TO A BREACH OF SECTION 13 (“CONFIDENTIALITY”) UNDER NO CIRCUMSTANCES SHALL JABIL LIABILITY DURING THE TERM OF THIS AGREEMENT EXCEED THE GREATER OF [ * * * ] OR [ * * * ] FOR THE LIFE OF THE AGREEMENT.

NOTWITHSTANDING THE FOREGOING, JABIL’S MAXIMUM AGGREGATE OBLIGATION TO COMPANY DURING THE TERM OF THIS AGREEMENT UNDER SECTION 16.2 FOR THE DEFENSE, INDEMNIFICATION AND ANY ADDITIONAL REMEDIES PROVIDED FOR SHALL NOT EXCEED THE GREATER OF [ * * * ] OR [ * * * ]

7.                                      Delivery, Risk of Loss and Payment Terms.  For purposes of this Agreement delivery shall be Ex Works (Incoterms 2010) Jabil’s facility (Packaging material not included; packaging labor included in price) and deemed to have occurred, and all risk of loss shall be transferred to Company, when Product (or any other items) are tendered to the carrier approved by Company, unless the Purchase Order specifies alternate delivery destinations.  If the Purchase Order specifies alternate delivery destinations, any additional costs shall be as set forth in the mechanism determined in the Logistics Schedule unless the delivery destination or terms of delivery are not specified therein, in which case the Company and Jabil shall discuss and agree on the related costs within three Business Days of Jabil’s confirmation of receipt of the Purchase Order.  The Fee and Price Schedule will be reviewed by the Parties on a quarterly basis and will be revised consistent with increases or decreases in materials, components, equipment and other costs and expenses applicable to the manufacture of the Product according to the methodology in Schedule 3.  For any shipments where Jabil acts as an agent in completing the Shipper’s Export Declaration and managing Company’s exports on behalf of Company, where the Company is the exporter of record (Principal Party in Interest — PPI), the Company hereby grants Jabil Power of Attorney to act on its behalf in managing its exports.

7.1                               Payment.  Company shall pay Jabil all undisputed amounts when due, including all NRE Costs associated with this Agreement.  Payment of all invoices shall be net [ * * * ] days from date of invoice.  Payment to Jabil shall be in U.S. dollars and in immediately available funds.  In the event any amounts are invoiced or paid in a different currency, the process in Schedule 2 “Currency Policy” will apply.  Company hereby unconditionally guarantees the payment by any of its wholly owned subsidiaries who place orders under this Agreement to Jabil.  Any equipment, tooling, component, material or other goods or property, which is purchased by Jabil in order to perform its obligations under this Agreement, shall become the property of Company once Jabil is reimbursed for all NRE Costs.  Jabil shall invoice Company for actual outstanding NRE Costs and other monies due at monthly intervals (or such other intervals as deemed appropriate provided however, that any intervals that are less than on a monthly basis shall require the written consent of the Company) during the term of this Agreement and upon termination of this Agreement.  Jabil agrees to request advance written approval from Company should resource requirements, and thereby NRE Costs, increase materially relative to estimated NRE Costs initially agreed by the Parties.  Upon such request, Jabil shall provide to Company reasonably detailed supporting documentation and/or descriptions of the NRE Costs for which Jabil seeks reimbursement.  Jabil shall provide Company with a line of credit according to the terms set forth in Schedule 1.

7.2                               Cost Reduction: COMPANY and JABIL will mutually work to improve selling price of the Products.  JABIL will submit to COMPANY the performance improvement plan (the “Performance Improvement Plan” or “PIP”) which will be negotiated in good faith on a quarterly basis and managed and implemented by the operational team.  The Performance Improvement Plan will address pricing, capacity, inventory levels and lead time, delivery and flexibility, quality and service level issues (such as but not limited to NPI and repair).

7.2.1                     It is agreed that, as part of the Performance Improvement Plan:

7.2.1.1           JABIL and COMPANY shall ensure that the material costs for the Products be constantly decreasing.  Each Party respectively acknowledges that such decrease is in their mutual interest and that it is the Parties intention to seek price reductions of [ * * * ] per Quarter.

7.2.1.2           Jabil shall ensure that the labour and overhead cost for the Products be constantly decreasing as Product volumes increase and Product complexity (part number) decrease.  Each Party respectively acknowledges that such decrease is in each Party’s best interests.

7.2.2                     Pricing.  Jabil’s price for the Products shall be as agreed upon by the Parties in Schedule 3 which may be amended by the Parties in writing from time to time to accommodate for new Products.  Quarterly prices for Company Products shall be calculated as follows: one week before the beginning of each calendar quarter, based on the six month forecast submitted at that date, Company and Jabil will calculate the annual production run rate as follows: [ * * * ] month forecast times two.  The result of the calculation will be applied to the pricing model attached as Schedule 3 hereto, taking into consideration (1) the varying cost of the BOM (2) the varying number of components in the Products; and (3) measure cycle times.  It is agreed that the SMT, TII and labor rates in the model are indicative and can divert in [ * * * ]of the measures provided in Schedule 3.  If the general cost base (direct labor and indirect labor rates, taxes or other items out of Jabil’s direct control) changes as the result of regulatory changes in the country of manufacturing more than +-5% on a quarterly base, Jabil reserves the rights to adjust the relative rates into the model.

7.3                               Taxes.  Company shall be responsible for all federal, foreign, state and local sales, use, excise and other taxes (except taxes based on Jabil’s income), all delivery, shipping, and transportation charges and all foreign agent or brokerage fees, document fees, custom charges and duties.  In the event that the Company is required by any applicable law to withhold taxes from payments made to Jabil, Company shall withhold such amount, promptly remit to the applicable authorities, and promptly provide Jabil with original tax receipts and any other documentation evidencing such remittance enabling Jabil to claim such withheld amounts from the appropriate tax authorities.

7.4                               Most Favored Pricing.  Jabil agrees that Prices for components on Company’s Bill of Materials shall be priced no greater than the price paid by any other customer of Jabil for the same or substantially similar items where the items are purchased in same or substantially similar volumes, within same geographic region, under substantially similar terms and conditions.

7.5                               Price Audit.  Upon prior written notice and within the period that the Company purchases respective Products from Jabil under this Agreement and 6 months after Jabil does not purchase anymore the respective Products, Company’s independent third party accounting firm retained by Company and mutually agreed by Jabil and Company, may inspect Jabil’s relevant data to confirm Jabil’s compliance with Section 7.2 and the accuracy of the computation of “cost” pursuant to Schedule 3 The audit shall not be performed more than once per year and shall cover the previous 12 month period from date said audit is requested in writing.  The costs associated with such audit shall be borne by Company unless an audit reveals the discrepancy of a more than [ * * * ] of the Total Price of the BOM under section 7.2 and in accordance with Schedule 3.  Further, audits shall be conducted at a reasonable time and during normal hours of operation.  The Auditors will be subject to all confidentiality under this Agreement and may not disclose to Company the information disclosed by Jabil as part of the audit and may only provide to Company the aggregate dollar outcome of the audit.  If the audit reveals that Jabil has not complied with the terms of Sections 7.2.2 and 7.4 and there has been an overcharge to Company, then Jabil shall pay such overcharge to Company, within no later than 30 days.

7.6                               Joint Business Reviews.  The Parties hereby create a committee known as the Business Review Committee (“BRC”) to oversee the Manufacturing Services by Jabil to Company.  Each Party shall nominate one member to the BRC.  The BRC shall conduct meetings at least monthly at sites designated by the BRC.  In addition to regular meetings, either Party may schedule a special BRC meeting upon prior written notice of at least seven (7) days.  The BRC may also conduct meetings by telephone or teleconference.

7.7                               Parts.  Company may order mutually defined and agreed components from Jabil from time to time for its internal purposes.  Jabil shall commit to supply any components requested by Jabil (i) at the Lead Time specified for the applicable Product, and (ii) the purchase price of the components to be paid by Company shall equal Jabil’s actual purchase price of the components, plus agreed upon logistic costs, custom clearance, and shipment cost and [ * * * ] margin.  In the event of orders by the Company of components from Jabil for use for internal production purposes, the purchase price of the components to be paid by Company shall equal Jabil’s actual purchase price of the components, plus agreed upon logistic costs, custom clearance, and shipment cost and [ * * * ] margin.

7.8                               EOL Components.   In the event that the vendor of any Components purchased by Jabil in connection with the Products notifies Jabil in writing of the end of life of any such components, Jabil shall notify Company of such end of life and Company shall be entitled to issue last-buy purchase orders for six months.

8.                                      Import and Export.  Company shall be responsible for obtaining any required import or export licenses necessary for Jabil to ship Product, including certificates of origin, manufacturer’s affidavits, and U.S. Federal Communications Commission’s identifier, if applicable and any other licenses required under US or foreign law and Company shall be the importer of record.  Company agrees that it shall not export, re-export, resell or transfer, or otherwise require Jabil to ship or deliver any Product, assembly, component or any technical data or software which violate any export controls or limitations imposed by the United States or any other governmental authority, or to any country for which an export license or other governmental approval is required at the time of export without first obtaining all necessary licenses and approvals and paying all duties and fees.  Company shall provide Jabil with all licenses, certifications, approvals and authorizations in order to permit Jabil to comply with all import and export laws, rules and regulations for the shipment and delivery of the Product.  Company shall also be responsible for complying with any legislation or regulations governing the importation of the Product into the country of destination and for payment of any duties thereon.

9.                                      Design or Repair Services; US Government Contracts.  In the event that the Parties agree that Jabil will provide design or repair (i.e., out of warranty) services for Company, or US government subcontract services for Company, the terms and conditions of such services shall be set forth in a mutually agreed upon separate agreement prior to the commencement of any such services.  No FAR, DFAR, or any other FAR Supplement clauses shall be applicable to this Agreement.  If Company requires Jabil to perform any of the foregoing services prior to execution of a separate services agreement, Jabil’s services will be provided “as is” and Company shall be fully responsible for any claims or liability arising from such services and corresponding deliverables or products.

10.                               Change Orders, Rescheduling and Cancellation.

10.1                        Changes to Manufacturing Services, Packaging and Shipping Specifications and Test Procedures.  Company may, in writing, request a change to the Manufacturing Services, Packaging and Shipping Specifications and Test Procedures at any time.  Jabil will analyze the requested change and provide Company with an assessment of the effect that the requested change will have on cost, manufacturing, scheduling, delivery and implementation.  Company will be responsible for all costs associated with any accepted changes which shall be made in accordance with Schedule 1.  Any such change shall be documented in a written change order and shall become effective only upon mutual written agreement of both Parties to the terms and conditions of such change order, including changes in time required for performance, cost and applicable delivery schedules.

10.2                        Production Increases.  Company may, in writing, request increases in production volume of Product for an outstanding Build Schedule Forecast (beyond the flexibility set forth in Schedule 1) at any time.  Jabil will analyze the request and determine if it can meet the requested increase within the required Lead-time.  If Jabil can satisfy the requested increase it will provide Company with a new Build Schedule setting forth the expected delivery date of the changed order.  If Jabil is unable to satisfy or comply with Company’s requested increase in production volume within the requested time frame for delivery, Jabil will provide the reasons preventing Jabil from satisfying the requested increase within five (5) business days after receipt of Company’s request.  Any such change shall be documented in a written change order and shall become effective only upon mutual written agreement of both Parties to the terms and conditions of such change order, including changes in time required for performance, cost and applicable delivery schedules.

10.3                        Product Configuration Changes and Engineering Changes.  Company may request configuration or engineering changes to Product in writing at any time.  Jabil will analyze the request and determine if it can meet the requested changes within the required Lead-time.  If Jabil can satisfy the requested change it will provide Company within five (5) business days after receipt of the configuration or engineering request notice, a notice of acceptance of the requested changes along with any additional costs and expected changes to delivery schedules, all in accordance with Schedule 1.  If Jabil is unable to satisfy or comply with Company’s requested changes within the requested time frame for delivery, Jabil will provide the reasons preventing Jabil from satisfying the requested increase within five (5) business days after receipt of Company’s request.  Any such change shall be documented in writing and shall become effective only upon mutual written agreement of both Parties of the terms and conditions of such change, including changes in time required for performance, cost (including cost of materials on hand or on order in accordance with original Build Schedule) and applicable delivery schedules.

10.4                        Treatment of Obsolete/End-of-Life Material.  Upon receiving notice from Company (or Supplier, if applicable) of an intent to make an engineering change or that any Product, component or assembly has become obsolete or has reached end-of-life Jabil will, within 5 business days after receiving such notice, provide Company with an analysis of Company’s liability to Jabil for components and materials acquired or scheduled to be acquired to manufacture such Product.  Company’s liability shall include the price of finished Product and Jabil’s costs (including cancellation fees and charges), plus applicable margin, of work in progress, safety stock components and materials and components and materials on hand or on order within applicable Lead-times.  Jabil will use Commercially Reasonable Efforts to assist Company in minimizing Company’s liability by taking the following steps:

•                  As soon as is commercially practical reduce or cancel component and material orders to the extent contractually permitted.

•                  Return all components and materials to the extent contractually permitted.

•                  Make all Commercially Reasonable Efforts to sell components and materials to third parties.

•                  Assist Company to determine whether current work in progress should be completed, scrapped or shipped “as is”.

•                  Upon acceptance from Company, procure and hold materials and components under a “last time buy” under mutually agreed upon terms to carry such inventory.

10.5                        Rescheduled Delivery and Cancellation of Orders.  Company may request Jabil to reschedule the delivery date for Product(s) and cancel pending orders in accordance with the attached Schedule 1, Statement of Work.

10.6                        Termination Charges.  Upon termination of this Agreement by the Company, Jabil shall submit to Company Jabil’s invoices for termination charges within (a) [ * * * ] days from the effective date of such termination, for materials and component costs and applicable margin and (b) [ * * * ] days after the end of the [ * * * ] month period following termination for the charge set forth below.  Jabil’s invoice for such charges shall be based upon costs incurred by Jabil up to the date of termination (“Termination Effective Date”).  Jabil will provide to Company all information reasonably necessary to confirm any termination charges billed to the Company under this section.  Termination Charges are as follows:

10.6.1              The applicable price for the Product of which Jabil has completed manufacture prior to the Termination Effective Date pursuant to an issued Build Schedule for which payment has not been made;

10.6.2              Reimbursements for material acquisition costs, components, subassemblies and work-in-process at the time of Termination Effective Date which were purchased or ordered pursuant to issued Build Schedules or Build Schedule Forecasts plus applicable margin;

10.6.3              Jabil’s actual costs incurred for components and materials purchased in accordance with Schedule 1 prior to the Termination Effective Date pursuant to issued Build Schedules;

10.6.4              Jabil’s cost of equipment or tooling purchased by Jabil specifically for the manufacture, test, design, or packaging of Product as specified in Schedule 1.  All goods for which Company shall have paid 100% of Jabil’s incurred cost or more shall be held by Jabil for Company’s account and Company may arrange for its acquisition of them on AS-IS, WHERE-IS basis.

10.7                        Duty to Mitigate Costs.  Both Parties shall, in good faith, undertake Commercially Reasonable Efforts to mitigate the costs of termination, expiration or cancellation.  Jabil shall make Commercially Reasonable Efforts to cancel all applicable component and material purchase orders and reduce component inventory through return for credit programs or allocate such components and materials for alternate Company programs if applicable, or other customer orders provided the same can be used within ninety (30) days of the termination date.

11.                               Term.  The term of this Agreement shall begin on the Effective Date and shall end upon fulfillment of commitments by each party to one another.  Notwithstanding the foregoing, Sections 4.1, 4.2, 4.3, 4.6, 5, 6, 7, 8, 10.4, 10.5, 10.6, 10.7, 11, 12.4, 13, 14, 15, 16, 17, 19 and 21 herein shall survive the expiration, cancellation or termination of this Agreement.

12.                               Termination.  This Agreement may be terminated as follows:

12.1                        Termination for Convenience.  This Agreement may be terminated at any time upon the mutual written consent of the Parties or upon the date for termination set forth in a written notice given by one Party to the other not less than [ * * * ] days prior to such date.

12.2                        Termination for Cause.  Either Party may terminate this Agreement based on the material breach by the other Party of the terms of this Agreement, provided that the Party alleged to be in material breach receives written notice setting forth the nature of the breach at least [ * * * ] days prior to the intended termination date.  During such time the Party in material breach may cure the alleged breach and if such breach is cured within such [ * * * ] day period, no termination will occur and this Agreement will continue in accordance with its terms.  If such breach shall not have been cured, termination shall occur upon the termination date set forth in such notice.

12.3                        Termination for Bankruptcy/Insolvency.  Upon the happening of any of the following events with respect to a Party, this Agreement may be terminated immediately:

12.3.1              The appointment of a receiver or custodian to take possession of any or all of the assets of a Party, or should a Party make an assignment for the benefit of creditors, or should there be an attachment, execution, or other judicial seizure of all or a substantial portion of a Party’s assets, and such attachment, execution or seizure is not discharged within thirty (30) days.

12.3.2              A Party becomes a debtor, either voluntarily or involuntarily, under Title 11 of the United States Code or any other similar law and, in the case of an involuntary proceeding, such proceeding is not dismissed within thirty (30) days of the date of filing.

12.3.3              The dissolution or termination of the existence of a Party whether voluntarily, by operation of law or otherwise.

12.4                        Termination Consequences.  If this Agreement is terminated for any reason, Company shall not be excused from performing its obligations under this Agreement with respect to manufacturing or payment for all monies due hereunder including fees, costs and expenses incurred up to and including the Termination Effective Date.

13.                               Confidentiality.

13.1                        Confidentiality Obligations.  In order to protect both Parties’ Proprietary Information and Technology the Parties agree that each Party shall use the same degree of care, but no less than a reasonable degree of care, as such Party uses with respect to its own similar information to protect the Proprietary Information and Technology of the other Party and to prevent any use of Proprietary Information and Technology other than for the purposes of this Agreement.  This Section 13 imposes no obligation upon a Party with respect to Proprietary Information and Technology which (a) was known to such Party before receipt from the disclosing Party; (b) is or becomes publicly available through no fault of the receiving Party; (c) is rightfully received by the receiving Party from a third party without a duty of confidentiality; (d) is disclosed by the disclosing Party to a third party without imposing a duty of confidentiality on the third party; (e) is independently developed by the receiving Party without a breach of this Agreement; or (f) is disclosed by the receiving Party with the disclosing Party’s prior written approval.  If a Party is required by a government body or court of law to disclose Proprietary Information and Technology, this Agreement or any portion hereof, then such Party agrees to give the other Party reasonable advance notice so that the other Party may seek a protective order or otherwise contest the disclosure.

13.2                        Employees, Agents and Representatives.  Each Party represents and warrants to the other that it has adopted policies and procedures with respect to the receipt and disclosure of confidential or proprietary information, such as the Proprietary Information and Technology with its employees, agents and representatives.  Each Party represents and warrants to the other Party that it will cause each of its employees, agents and representatives to maintain and protect the confidentiality of the other Party’s Proprietary Information and Technology.

13.2.1              Each Party shall limit the access to the Proprietary Information and Technology to those of its personnel for whom such access is necessary for the proper performance of this Agreement who are under confidentiality obligation to the Receiving Party and advise them about the obligations of confidentiality contained herein.

13.2.2              Without prejudice to the generality of the aforesaid, each Party agrees to protect the confidentiality of the Proprietary Information and Technology at least with the same degree of care as it exercises in respect of its own confidential information and business secrets and not disclose Proprietary Information and Technology to any other Jabil customer without a need to know and without the prior written consent of Customer.

13.3                        Term and Enforcement.  The confidentiality obligation set forth in this Agreement shall be observed during the term of the Agreement and for a period of five (5) years following the termination of this Agreement.  Each Party acknowledges that a breach of any of the terms of this Section 13 may cause the non-breaching Party irreparable damage, for which the award of damages would not be adequate compensation.  Consequently, the non-breaching Party may institute an action to enjoin the breaching Party from any and all acts in violation of those provisions, which remedy shall be cumulative and not exclusive, and shall be in addition to any other relief to which the non-breaching Party may be entitled at law or in equity.  Such remedy shall not be subject to the arbitration provisions set forth in Section 21.13.

13.4                        Return of Proprietary Information and Technology.  Upon the termination, cancellation or expiration of this Agreement all Proprietary Information and Technology shall, upon written request, be returned to the respective Party, or at the respective Party’s discretion, destroyed by the receiving Party.

14.                               Intellectual Property Rights; Assignment.

14.1                        Jabil Background Intellectual Property.  Jabil shall retain all right, title and ownership to any Jabil Background Intellectual Property.

Jabil hereby grants to Company a worldwide, non-exclusive, fully paid-up, royalty free right and license under Jabil’s intellectual property rights to the Jabil Background Intellectual Property only insofar as is required for Company to use, sell or distribute the Product, provided as part of the Manufacturing Services performed by Jabil pursuant to this Agreement; provided however, that no license to manufacturing processes and/or manufacturing process improvements shall be granted hereunder.

14.2                        Jabil Created Intellectual Property.  Jabil shall retain all right, title and ownership to any Jabil Created Intellectual Property that is prepared as part of the Manufacturing Services or into any other work provided pursuant to this Agreement or any other related agreement executed by the Parties.

Jabil hereby assigns to Company all of Jabil’s right, title and interest in and to the Jabil Created Intellectual Property incorporated into the Product as provided under the Manufacturing Services, provided, however, that no assignment of, or license to, manufacturing processes and/or manufacturing process improvements shall be granted hereunder.  Company hereby grants to Jabil a worldwide, non-exclusive, irrevocable, fully paid-up, royalty-free right and license in and to the Jabil Created Intellectual Property assigned hereunder.

15.                               RESERVED

16.                               Warranty and Indemnification

16.1                        Company Indemnification.  Company represents and warrants that it has no knowledge of any potential infringement claims with respect to the Product.  Company agrees to indemnify, defend and hold Jabil and its employees, Affiliates, successors and assigns, harmless from and against all claims, damages, losses, costs and expenses, including attorneys’ fees, arising from and any third party claims asserted against Jabil and its employees, Affiliates, successors and assigns, that are based in part or in whole on any of the following: (a) Specifications,

Company Proprietary Information and Technology, any Product, or any information, technology and processes supplied and/or approved by Company or otherwise required by Company of Jabil; (b) actual or alleged noncompliance with Materials Declaration Requirements; (c) that any item in subsection (a) infringes or violates any patent, copyright or other intellectual property right of a third party, and (d) design or product liability alleging that any item in subsection (a) that causes damages of any kind.  Jabil may employ counsel, at its own expense, to assist Company with respect to any such claims, provided that if such counsel is necessary because of a conflict of interest with Company or its counsel or because Company does not assume control of the defense of a claim for which Company is obligated to indemnify Jabil hereunder, Company shall bear such expense.  Company shall not enter into any settlement that affects Jabil’s rights or interests without Jabil’s prior written approval, which shall not be unreasonably withheld.  Jabil will provide such assistance and cooperation as is reasonably requested by Company or its counsel in connection with such indemnified claims.

16.2                        Jabil Indemnification.  Jabil agrees to indemnify, defend and hold Company and its employees, subsidiaries, affiliates, successors and assigns harmless from and against all claims, damages, losses, costs and expenses, including attorneys’ fees, recovered by third parties arising from any third party claims asserted against Company and its employees, subsidiaries, affiliates, successors and assigns that are based in part or in whole on (i) an allegation that the manufacturing processes supplied by Jabil hereunder, infringe or violate any patent, copyright or other intellectual property right of a third party; or (ii) third party claims for bodily injury or tangible property damage to the extent such claim is based on a manufacturing defect solely and proximately caused by Jabil’s gross negligence or willful misconduct that constitutes a material breach by Jabil of its obligations under this Agreement and was not necessary to comply with the Specifications or otherwise approved or required by Company.  Company shall promptly advise Jabil of any such claim or allegation in writing, and grant Jabil control of the defense of such claim or suit.  Company may employ counsel, at its own expense to assist Company with respect to any such claims, provided that if such counsel is necessary because of a conflict of interest with Jabil or its counsel or because Jabil does not assume control of the defense of a claim for which Jabil is obligated to indemnify Company hereunder, Jabil shall bear such expense.  Jabil shall not enter into any settlement that affects Company’s rights or interests without Company’s prior written approval, which shall not be unreasonably withheld.  Company will provide such assistance and cooperation as is reasonably requested by Jabil or its counsel in connection with such indemnified claims.

17.                               Relationship of Parties.  Jabil shall perform its obligations hereunder as an independent contractor.  Nothing contained herein shall be construed to imply a partnership or joint venture relationship between the Parties.  The Parties shall not be entitled to create any obligations on behalf of the other Party, except as expressly contemplated by this Agreement.  The Parties will not enter into any contracts with third parties in the name of the other Party without the prior written consent of the other Party.

18.                              Insurance.  Each Party will keep its business and properties insured at all times against such risks for which insurance is usually maintained by reasonably prudent Persons engaged in a similar business (including insurance for hazards and insurance against liability on account of damage to Persons or property and insurance under all applicable workers’ compensation laws).  The insurance maintained shall be in such monies and with such limits and deductibles usually carried by Persons engaged in the same or a similar business.

19.                               Publicity.  Without the consent of the other Party, neither Party shall refer to this Agreement in any publicity or advertising or disclose to any third party any of the terms of this Agreement.  Notwithstanding the foregoing, neither Party will be prevented from, at any time, furnishing any information to any governmental or regulatory authority, including the United States Securities and Exchange Commission or any other foreign stock exchange regulatory authority, that it is by law, regulation, rule or other legal process obligated to disclose, so long as the other Party is given advance written notice of such disclosure pursuant to Section 13.1.  A Party may disclose the existence of this Agreement and its terms to its attorneys and accountants, suppliers, customers and others only to the extent necessary to perform its obligations and enforce its rights hereunder.

20.                               Force Majeure.  Neither Party will be liable for any delay in performing, or for failing to perform, its obligations under this Agreement (other than the payment of money) resulting from any cause beyond its reasonable control including, acts of God; blackouts; power failures; inclement weather; fire; explosions; floods; hurricanes; typhoons; tornadoes; earthquakes; epidemics; strikes; work stoppages; labor, component or material shortages related to a Force Majeure event, slow-downs; industrial disputes; sabotage; accidents; destruction of production facilities; riots or civil disturbances; acts of government or governmental agencies, including changes in law or regulations that materially and adversely impact the Party, and U.S. Government priority orders or contracts; provided that the Party affected by such event promptly notifies (in no event more than ten (10) business days of discovery of the event) the other Party of the event.  If the delays caused by the force majeure conditions are not cured within sixty (60) days of the force majeure event, then either Party may immediately terminate this Agreement.  Termination of this Agreement pursuant to this Section 20 shall not affect Company’s obligation to pay Jabil, as set forth herein.

21.                               Miscellaneous.

21.1                        Notices.  All notices, demands and other communications made hereunder shall be in writing and shall be given either by personal delivery, by nationally recognized overnight courier (with charges prepaid), by facsimile or EDI (with telephone confirmation) addressed to the respective Parties at the following addresses:

Notice to Jabil:	Jabil Circuit, Inc.
10560 Dr. M.L. King Jr. Street North
St. Petersburg, FL 33716
Facsimile: 727-579-8529
Attn: Christophe Calboli

with a copy to:	Jabil Circuit, Inc.
10560 Dr. M.L. King Jr. Street North
St. Petersburg, FL 33716
Facsimile: (727) 803-3415
Attn: General Counsel

Notice to Company:	SolarEdge Technologies Ltd.
6 Haharash Street
Hod Hasharon ISRAEL
Attn: VP Operations and VP General Counsel

21.2                        Attorneys’ Fees and Costs.  In the event that attorneys’ fees or other costs are incurred to enforce payment or performance of any obligation, agreement or covenant between the Parties or to establish damages for the breach of any obligation, agreement or covenant under this Agreement, or to obtain any other appropriate relief under this Agreement, whether by way of prosecution or defense, the prevailing Party shall be entitled to recover from the other Party its reasonable attorneys’ fees and costs, including any appellate fees and the costs, fees and expenses incurred to enforce or collect such judgment or award and any other relief granted.

21.3                        Amendment.  No course of dealing between the Parties hereto shall be effective to amend, modify, or change any provision of this Agreement.  This Agreement may not be amended, modified, or changed in any respect except by an agreement in writing signed by the Party against whom such change is to be enforced.  The Parties may, subject to the provisions of this Section 21.3, from time to time, enter into supplemental written agreements for the purpose of adding any provisions to this Agreement or changing in any manner the rights and obligations of the Parties under this Agreement or any Schedule hereto.  Any such supplemental written agreement executed by the Parties shall be binding upon the Parties.

21.4                        Partial Invalidity.  Whenever possible, each provision of this Agreement shall be interpreted in such a way as to be effective and valid under applicable law.  If a provision is prohibited by or invalid under applicable law, it shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

21.5                        Monies.  All references to monies in this Agreement shall be deemed to mean lawful monies of the United States of America.

21.6                        Entire Agreement.  This Agreement, the Schedules and any addenda attached hereto or referenced herein, constitute the complete and exclusive statement of the agreement of the Parties with respect to the subject matter of this Agreement, and replace and supersede all prior agreements and negotiations by and between the Parties.  Each Party acknowledges and agrees that no agreements, representations, warranties or collateral promises or inducements have been made by any Party to this Agreement except as expressly set forth herein or in the Schedules and any addenda attached hereto or referenced herein, and that it has not relied upon any other agreement or document, or any verbal statement or act in executing this Agreement.  These acknowledgments and agreements are contractual and not mere recitals.  In the event of any inconsistency between the provisions of this Agreement and any Schedule and any addenda attached hereto or referenced herein, the provisions of this Agreement shall prevail unless expressly stipulated otherwise, in writing executed by the Parties.  Pre-printed language on each Party’s forms, including purchase orders, shall not constitute part of this Agreement and shall be deemed unenforceable.

21.7                        Binding Effect.  This Agreement shall be binding on the Parties and their successors and assigns; provided, however, that neither Party shall assign, delegate or transfer, in whole or in part, this Agreement or any of its rights or obligations arising hereunder without the prior written consent of the other Party.  Any purported assignment without such consent shall be null and void.  Notwithstanding the foregoing, Jabil shall have the right to assign its rights to receive monies hereunder without the prior written consent of Company.

21.8                        Waiver.  Waiver by either Party of any breach of any provision of this Agreement shall not be considered as or constitute a continuing waiver or a waiver of any other breach of the same or any other provision of this Agreement.

21.9                        Captions.  The captions contained in this Agreement are inserted only as a matter of convenience or reference and in no way define, limit, extend or describe the scope of this Agreement or the intent of any of its provisions.

21.10                 Construction.  Since both Parties have engaged in the drafting of this Agreement, no presumption of construction against any Party shall apply.

21.11                 Section References.  All references to Sections or Schedules shall be deemed to be references to Sections of this Agreement and Schedules attached to this Agreement, except to the extent that any such reference specifically refers to another document.  All references to Sections shall be deemed to also refer to all subsections of such Sections, if any.

21.12                 Business Day.  If any time period set forth in this Agreement expires upon a Saturday, Sunday or U.S. national, legal or bank holiday, such period shall be extended to and through the next succeeding business day.

21.13                 Dispute Resolution

21.13.1       The Parties shall use good faith efforts to resolve disputes, within twenty (20) business days of notice of such dispute.  Such efforts shall include escalation of such dispute to the corporate officer level of each Party.

21.13.2       If the Parties cannot resolve any such dispute within said twenty (20) business day period, the matter shall be submitted to arbitration for resolution.  Arbitration will be initiated by filing a demand at the Santa Clara, California regional office of the American Arbitration Association (“AAA”).

21.13.3       Disputes will be heard and determined by a panel of three arbitrators.  Each Party will appoint one arbitrator to serve on the panel.  A neutral arbitrator will be appointed by the AAA.  All arbitrators must have significant experience in resolving disputes involving electronic manufacturing and design services.

21.13.4       Within fifteen (15) business days following the selection of the arbitrator, the Parties shall present their claims to the arbitrator for determination.  Within ten (10) business days of the presentation of the claims of the Parties to the arbitrator, the arbitrator shall issue a written opinion.  To the extent the matters in dispute are provided for in whole or in part in this Agreement, the arbitrator shall be bound to follow such provisions to the extent applicable.  In the absence of fraud, gross misconduct or an error in law appearing on the face of the determination, order or award issued by the arbitrator, the written decision of the arbitrator shall be final and binding upon the Parties.  The prevailing Party in the arbitration proceeding shall be entitled to recover its reasonable attorneys’ fees, costs and expenses including travel-related expenses.

21.14                 Other Documents.  The Parties shall take all such actions and execute all such documents that may be necessary to carry out the purposes of this Agreement, whether or not specifically provided for in this Agreement.

21.15                 Counterparts.  This Agreement may be executed by facsimile and delivered in one or more counterparts, each of which shall be deemed to be an original and all of which, taken together, shall be deemed to be one agreement.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

21.16                 Governing Law and Jurisdiction.  This Agreement and the interpretation of its terms shall be governed by the laws of the State of California, without application of conflicts of law principles.  The provisions of the United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.  The Parties hereby agree that the State and Federal Courts with jurisdiction over disputes arising in Santa Clara, California shall have exclusive jurisdiction over any litigation hereunder.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives.

SOLAREDGE TECHNOLOGIES, INC.			JABIL CIRCUIT, INC.

By:		By:
	Signature		Signature

Name:		Name:
	(Print)		(Print)

Title:		Title:

Date:		Date:

SCHEDULE 1
TO MANUFACTURING SERVICES AGREEMENT
BETWEEN JABIL AND COMPANY

STATEMENT OF WORK

•                  Product Description: See attached flow charts

•                  Specifications: to be provided

•                  Quality Assurance Test Procedures: See attached QA document and below

•                  Supply Chain Management

•                  Production Planning

•                  5 Levels of Planning is required

•                  Master Production Schedule (MPS) or Build Schedule Forecast (BSF)

•                  Coverage for LLT Components (LT > MPS Coverage Period)

•                  Sub Assembly Build Authorization (BA)

•                  Safety Stock for Configurations (Conf Min-Max Sheet)

•                  Finished Goods Delivery (PO)

•                  The coverage for above Planning Requirement are

•                  BSF - [ * * * ] — update monthly (provided to Jabil in the last week of the preceding month)

•                  LLT - Long Lead Time Component Sheet - update monthly (provided to Jabil in the last week of the preceding month)

•                  BA - 4 weeks — update Weekly (Thursday of the preceding week)

•                  Min-Max Inventory Sheet — List of Inventory — update Monthly (provided to Jabil in the last week of the preceding month)

•                  PO - 1 week — update weekly (Thursday of the preceding week)

•                  Flexibility - Applicable to BSF, LLT Sheet, Min-Max Sheet, BA and PO

•                  Preceding Condition - Production Plan need to cover a minimum of [ * * * ] of Jabil allocated capacity to SolarEdge. Jabil and SolarEdge shall plan for production to reach between [ * * * ] and [ * * * ] of Discrete Capacity, any demand that exceeds the Discrete Capacity shall be subject to the lead-time described below for expansion. Discrete Capacity is the capacity available based on complete set of equipment and machinery that provide production capacity.

•                  Build Authorization Flexibility is subject to availability of Capacity & Materials per BFS. Flexibility is based on the upside and/ downside of demand per most recent forecast BSF and/or Build Schedule[BA], with the conditions of materials availability, based on previous BSF and/or additional materials preparation authorized by SolarEdge.

•                  Capacity Increment is defined as additional request of demand and relates to capacity provided by Jabil, depending on availability of materials

•                  For any capacity increment beyond this condition, the lead-time of 3 months is required.

•                  All materials per forecast commitment are 100% SE Liability. All materials purchased under the agreed purchasing term such as MOQ, Lead-time, NCNR, etc. within the coverage of BSF,LLT Sheet, Config Min-Max Sheet, BA and PO are all subject to 100% claim and chargeable to SolarEdge.

•                  With reference to BA and PO, no cancellation of FG of current week & Sub Assy for the following week is allowed. Cancellation is defined as removal and/or reducing of demand of BSF, LLT Sheet, BA, Min-Max Sheet, and PO. For Sub Assy and FG, the rescheduling within the quarter is allowable, but, will be invoiced before SE quarter end or offset with Inventory Deposit.

•                  E&O and Excessive WIP/FG Management

•                  Waterfall Chart per new Planning Cycle for each 5 category of Production Planning is required for E&O Review. Waterfall Chart is the report that shows the demand of BSF for each month for the whole cycle of planning. The report is used to compare the changes/difference for demand from month to month. Any changes that is greater than the conditions of Flexibility above shall be subjected to discussion and agreement of both parties in order to comply with the Flexibility/Cancellation/Rescheduling Agreement above.

•                  Define materials E&O and dispose it before SE quarter as the condition below - The complete E&O list shall be provided by Jabil for on-going updates and review. E&O is Excess and Obsoletes. Excess is any physical inventory purchased in accordance with agreed purchasing terms that not covered by current demand, but still active in BOM. Obsoletes is any physical inventory that not covered by current demand, and no longer in BOM. (Excess = Physical Inventory - Total Demand)

•                  FG/Sub Assy E&O - All FG/Sub Assy manufactured according to PO and BA shall be invoiced before SE quarter end or Offset with Inventory Deposit. The amount of Inventory Deposit shall be reviewed on quarterly basis, and the value of Inventory Deposit can be increased or reduced per the actual assessment of coverage required. Any FG/Sub Assy that produced before SE Quarter end shall be invoiced before quarter ending, and can be picked / shipped on the following quarter.

•                  Inventory Deposit is a separate agreement that allows SolarEdge to keep cash at Jabil as Deposit of Materials Exposure without having any additional financial transaction. The amount of Inventory Deposit is subject to agreement of both parties with reference to the amount of materials exposure that SolarEdge would like Jabil to hold.

•                  Excess shall be covered with Inventory Deposit for any materials aged < [ * * * ] days. Any excess that with materials aged less than [ * * * ]shall not be disposed with any financial transaction, as long as there is Inventory Deposit to cover the liability.

•                  Any excess aged > [ * * * ] days shall be sold to SolarEdge, and not covered with Inventory Deposit. Any Excess that with materials aged more than [ * * * ] days shall be charged to SolarEdge with PO coverage. The materials can be kept at Jabil as Consigned Materials. The materials are subjected to be re-used as long as the materials are still with good quality within the defined shelf life. The consigned materials is subj to storage charge that in line with industrial standard rate.

•                  Materials Procurement

•                  Jabil shall be fully responsible for Procurement Activities such as issue PO, Planning, Delivery, Quality, etc. of the component regardless of classifications of category or type.

•                  Category of component may be classified as CC, BU, and JS. This is to support the procurement activities role.

•                  CC (Customer Control) means SE to negotiate price, determine sourcing and determine % of allocation or purchasing quota.

•                  BU (Business Specific) means Jabil to work along with SE to negotiate prices, determine sourcing and determine % of allocation or purchasing quota.

•                  JS (Jabil Standard) means Jabil to negotiate price, determine sourcing and determine % of allocation or purchasing quote without SE involvement.

•                  AVL (Approved Vendor List) is the basis of manufacturer source regardless of the category, Jabil shall comply to manufacturer of AVL, and not specific supplier/vendor for purchasing.

•                  Consignment and Selling of Components

•                  SE reserves the rights to consign and to sell components to Jabil; In this instance, Jabil shall be responsible for the components purchasing in the same manner that it is responsible for all other components, where SE is considered the supplier.

•                  Purchasing Term for Consignment part is agreed as follows :

•                  Incoterm—DDU Jabil plant or FOB HK ( (subject to additional logistics cost)

•                  Payment Term same as FG from Jabil to SE

•                  There is no set off of payment for the consigned part with FG payment. Both companies need to perform the actual transaction of money transfer instead of offsetting

•                  Component Cost Reduction / Increment

•                  There are three elements to cost reduction/ Increment:

•                  Price list changes - to be reviewed once a qtr relating to components prices and cost of labor, in the last month of current qtr for new prices. Any new price shall be implemented as soon as available.

•                  Component prices - are constantly evaluated and adjusted

•                  PPV/revalue - is calculated at the beginning of each quarter for the previous quarter and should include all components purchased at a price different from the price list.

•                  Any increases in pricing shall require proof in writing and supporting documentation to be supplied by Jabil to SE. This section shall also include calculation of inventory costs relating to cost fluctuations.

•                  The cost variation will be reviewed quarterly, with PPV to be paid with PO for Credit or Debit.

•                  Apply same guideline for ECO, also subj to Case-to-Case. In the case of product cost change due to ECO, product price may be adjusted during the quarter or beginning of next quarter as to be coordinated by both parties on a case by case basis.

•                  Jabil need to send the information of premium and/or extra cost for any purchases due to demand upside, ECO/MCO implementation, etc. Jabil shall not act on any premium purchase until receipt of SE approval in writing (email is acceptable).

•                  Jabil to provide SE the visibility of procurement data of component (s) that has Cost Reduction/Quality Implication upon request

•                  Currency Exchange

•                  On any quarter review, if the exchange rate fluctuation is not more than +1- 5%, there is no conciliation required from both parties. Any changes higher than +1- 1.5%, any gain and/or lost shall be reviewed and agreed on the amount of variance, and pay with PO for Credit or Debit.

•                  Both parties shall agree to set Ex Rate during quarterly price review

•                  Jabil shall provide the information of currency for each component on the Item Master of Purchasing Data

•                  Pricing for Labor / Materials / OH, SGA / Margin

•                  The pricing of Product is as per the Price Model in Schedule 3, and shall be reviewed Qtrly. SE and Jabil to agree on the definition of each parameter in Rate of Quotation. Any variance shall be adjusted accordingly or keep the variance as PPV for qtr end price review.

•                  Apply the same Ex Rate Guideline for Labor Cost

•                  Apply the same Comp Cost increment/Reduction Guideline for quarterly materials price review

•                  OH Charges is defined at [ * * * ] of Landed BOM (BOM + Freight In + Duty), with the following attributes:

•                  The OH % is agreed as of date of MSA signed, subj to changes with written agreement of both parties during Yearly Review or next MSA Review

•                  OH% is covering Material Handling, Scrap, Finance costs

•                  Inco Term of all materials is assumed at DDU Factory

•                  All the OH and Materials is assumed at the Mass Prod volume, any premium cost incurred by non normal situation shall be charged to SE with Approval, Jabil shall purchase the materials based on the lead-time. Any purchase which is out of lead-time window, any additional pull-in and/or expediting process that caused additional cost, shall be paid by SE.

•                  Purchasing and Production Data

•                  Jabil shall provide the details of the Purchasing and Production information to SE, and subject to confirmation of both parties.  If there is any major difference, SE to provide evidence of difference if any data has major difference from Jabil.

•                  Purchasing Data such as Lead-Time, MOQ, MPQ, Currency, Inco Term, Cancellation and rescheduling Window, ABC classification, etc. to be part of Materials Master parameter, and shall be reviewed Qtrly

•                  Jabil shall purchase the materials based on standard packaging and/or minimum order qty with industrial standard. Any abnormal case shall be reviewed by SE, and pay by SE upon approval.

•                  Jabil shall provide the information such as supplier name, qty on order, physical OH qty, production plan, WIP, etc. to support SE for any Cost Reduction Program Review

•                  RMA and MRB Process

•                  Jabil RMA and MRB Procedure shall be applied where applicable with changes agreed by both company. Jabil to provide procedure to SE as reference.

•                  Any upgrade of revision of the product is subject to charges per specifications and cost related is subject to both parties written agreement. The upgrading of product is considered as Chargeable RMA. The RMA for this nature shall be considered as Consignment, and Jabil will charge additional costs incurred, and not the full product cost, and with Incoterm of ExW, SE shall responsible for the cost of delivery as per standard product.

•                  Inventory Management

•                  Jabil shall manage the inventory based on FIFO. FIFO is defined as first in first out.

•                  The FIFO is part of Jabil Materials system (SAP), and it’s managed by GRN. GRN is Good Receiving Note, a label that provide the basic of traceability information in Jabil System.

•                  Jabil to compliance standard shelf life provided by specification of purchase. Any special requirement from SE shall cover with an approved list in writing, and any extra cost incurred due to the requirement of SE, shall subjected to extra charges, subj to approval by SE.

•                  SE may perform physical inventory count process on consignment materials. SE to provide the list of Consignment Materials, Jabil shall take up the responsibility of reporting to SE after the verification of inventory by both parties

•                  Both parties may set up Hub at various locations. SE to provide further Hub requirement, Jabil shall comply to standard Hub process, any special request from SE shall be subjected to extra charges upon agreement of both parties.

•                  The FG is quoted at Ex Work, additional request for storage is acceptable, with the condition of storage of FG is chargeable, per industry market rate, agreed by both parties. The charge is on monthly basis.

•                  The status of consigned materials shall be reviewed Qtrly, and excessive consignment that need storage management shall be subjected for extra charges. SE shall dispose physically any consigned obsolesces materials for non moving after 3 months.

•                  Days In Inventory Remark

•                  Raw Materials Inventory Management as per ABC Guideline below:

•                  A Item - 2 weeks

•                  B Item - 1 months

•                  C Item - 2 months

•                  Jabil shall compliance to the requirement of SE of inventory management requirement. The requirement of DII as described shall be reviewed quarterly, any excess of inventory due to the requirement shall be adjusted with agreement from both parties.

•                  Logistics and Service Management

•                  SE to provide and define the final destination of FG delivery. The FG is quoted at Ex Factory term, SE is subj to be charged for local handling, freight out, importing duty, local stamp duty, insurance, carrier charge, storage (hubbing) and local handling for final destination. SE to pay Jabil to provide such service with charge, and do not need to deal with any third party in between where applicable.

•                  The Logistics Service required may include the following (not exclusive) :

•                  Transition of FG to designated location

•                  Hubbing and further transition to designated location

•                  Local distribution to designated location

•                  SE may request Jabil to perform System Transaction in SE System (with access authorization), for the Logistics Service Scope involved. Jabil will charge for this service on top of the scope of Logistics Service.

•                  Quality Assurance

•                  See attached QA document.

•                  Manufacturing, Test and Process Engineering

•                  Start UP / NPI Mass Production Product as per sections 5.5, 10.3 and 10.4 of the Master Agreement

•                  Product Descriptions and Component and Materials Requirement - All Product Description, Process Requirement, Component and Materials Requirement refers to SE Controlled Document such as ECO/MCO/Deviation/ECR only.

•                  ECO/MCODownload from Agile, and/or provided by SE with proper mean of acknowledgement

•                  Deviation / ECR - Any non ECO information shall be documented with Dev/ECR, no other means of instructions thru email, phone, etc. is acceptable

•                  FIA is equivalent to PO in MSA clause 5.5FIA [Financial Impact Analysis Report] shall be used to capture the Cost Impact of ECO/MCO/DEV/ECR, the cost associated to FIA shall be reviewed and approved by SE on a case by case basis. If the ECO results in cost reduction in the Product, then FIA shall not reflect this, see cost reduction section above for policy. Note : FIA is more applicable for 1-time charges such Rework, Quality Fix, etc. Labor costs for Reworks shall be based on actual labor performed (based on the regular labor and Test rates plus overhead sg&a and profit) plus consumables

•                  Urgent & Emergency Changes / Stoppage Notification of Urgent Case and/or Emergency Situation especially due to any severe Quality Impact (situation where proper documentation like ECO/MCO/DEV/ECR is under preparation or not readily available), shall address to Business Unit Director for waiver approval.

•                  NPI Process per Jabil Standard NPI Procedure attached hereto, with any appropriate changes accepted in writing by both parties. NPI shall only include those products being manufactured in batch below 1000 Units for Power Box and below 200 Units for inverters for testing by SolarEdge and not in preparation of ramp up. All new products to be eventually manufactured in high volumes shall be charged regular rates based on Price Quote.

•                  Charges for manufacturing of NPI products that are part with volumes as per above and not slotted for ramp up in manufacturing shall be as follows:

Power Box:

For volume of between [ * * * ] — [ * * * ] plus [ * * * ] all other costs excluding [ * * * ]plus [ * * * ].
For volume of between [ * * * ]— [ * * * ] plus [ * * * ] all other costs excluding [ * * * ]plus [ * * * ].

Inverter:

For volume of between [ * * * ]— [ * * * ] plus [ * * * ] all other costs excluding [ * * * ]plus [ * * * ].

For volume of between [ * * * ]— [ * * * ]plus [ * * * ] all other costs excluding [ * * * ]plus [ * * * ].

SolarEdge agrees to pay any cost to expedite materials needed for NPI, if so requested and approved. All such additional charges shall require the prior written consent of SolarEdge. Doc Control - Doc Control and ECO/MCO/DEV/ECR Implementation is managed by Jabil ECO Coordinator

•                  Changes Implementation - All changes due to ECO/MCO/DEV/ECR shall be documented with Changes Implementation for Review and Approval where applicable. ECO charges shall only be applied for major changes and the hourly engineering rate shall not exceed [ * * * ]and shall be subject to the prior written approval of SolarEdge.

•                  Consignment of Equipment

•                  Specific Tester - SE to provide physical unit of tester, any duplication of tester from Jabil, SE shall provide details of specifications and technical support for commission of the duplication of tester at Jabil.

•                  Spare and Maintenance - SE to pay for the spare parts and major maintenance cost. Any calibration cost for the Tester shall be subj to additional charges which shall be paid against evidence of payment by Jabil to third parties without any additional profit.

•                  Golden Unit - Fully tested units with known specifications of Product for both Power Box and Inverter shall be provided to Jabil as reference of Tester Set up and Calibrations. The number of Golden Unit is defined as 5-10 units, or any appropriate number agreeable to both parties.

Testers:

For testers replicated by Jabil based on SE models —Jabil shall build for SolarEdge and SolarEdge shall pay Jabil for the [ * * * ] and [ * * * ]and [ * * * ]plus [ * * * ] based on the number of hours for labor that SolarEdge states it took for manufacturing and agreed by Jabil . If there is a major discrepancy in the number of hours for labor, the Parties will enter into good faith negotiations to resolve.

[ * * * ]

Flow chart

Digital Board
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
Portal (LCD)
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
Power Board
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
Note:
Full
Traceability Bottom to Top
and Top to Bottom

[ * * * ]

Flow chart

Portal (LCD)
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
Digital Board
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
Power Board
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
Relay Board
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
[***]
Note:
Full
Traceability Bottom to Top
and Top to Bottom

PB Flow chart

	Title	Quality Assurances SOW for CM	# of pages:	14
solaredge	Part No:	DOC-QA-00001	Date	16/06/2011

Quality Assurance

Scope of Work for Contract Manufacturing

Revision History

Rev	Description of Change	Originator/Approver	Date
1	Document Creation	Aharon Rochman	01/06/2011

SOLAREDGE TECHNOLOGIES CONFIDENTIAL: This document and the information contained in it are confidential, and may not be copied or disclosed in whole or in part without the expressed written consent of SolarEdge Technologies.

SolarEdge Technologies

US: 900 Golden Gate Terrace, Suite E, Grass Valley, CA 95445, USA

German: Königstr. 5, 01097 Dresden

Japan: B-9 Ariake Frontier Building, 3-7-26 Ariake, Koto-Ku, Toyo, 135-0063

Isreal: 6 Ha’Harash St., P.O. Box 7349, Neve Ne’eman, Hod Hasharon 45240

solaredge architects of energy™

Updated on:  16/06/2011

Table of Contents

1.	PURPOSE			3

2.	SCOPE			3
	2.1	QUALITY ASSURANCE MANAGEMENT TEAM		3
	2.2	CONFORMANCE WITH INTERNATIONAL QUALITY ASSURANCE STANDARDS		3
	2.3	INFRASTRUCTURES		3
	2.4	SERVICES		3
	2.5	QUALITY GOALS		3

3.	REFERENCED DOCUMENTS			3
	3.1	DOCUMENTS		3
		3.1.1	ISO 9001	3
		3.1.2	ISO 14001	3
		3.1.3	OHSAS 18001	3
		3.1.4	RoHS Directive	3
		3.1.5	REACH Directive	3

4.	DEFINITIONS			3
	4.1	DEFINITIONS		3

5.	REQUIREMENTS			4
	5.1	QUALITY ASSURANCE MANAGEMENT TEAM		4
		The Contract Manufacturer shall appoint the following functions to be available for SolarEdge production line at all times:		4
		5.1.1	QA Manager — Contract manufacturing company management level	4
		5.1.2	Quality Engineer/s at Factory level	5
		5.1.3	Joint Quality Engineer (JQE)	5
		5.1.4	QC Member (as many as needed)	5

	5.2	CONFORMANCE WITH INTERNATIONAL QUALITY ASSURANCE STANDARDS		5
		5.2.1	ISO 9001	5
		5.2.2	ISO 14001 Environmental management	5
		5.2.3	OHSAS 18001 Health and Safety	5
		5.2.4	International standards regarding Social Audit Requirements or Global Citizen Partnership (“GCP”)	5

	5.3	INFRASTRUCTURES		5
		The Contract Manufacturer agrees utilize the following infrastructure:		5
		5.3.1	Quality System	5
		5.3.2	Document Control System	5
		5.3.3	Corrective Action System	5
		5.3.4	Product (per P/N and Revision) Configuration Control System	6
		5.3.5	Shop Floor Production Control System	6
		5.3.6	Data Retention	6
		5.3.7	Inspection Measurement and Test Equipment (“IMTE”)	6
		5.3.8	Customer Owned Equipment	6
		5.3.9	Environmental tests facilities	6
		5.3.10	Reliability Test Facility	6
		5.3.11	Labs for RoHS and Chemical Analysis	6

	5.4	SERVICES		7
		5.4.1	Audits	7
		5.4.2	High Level Quality Planning — Quality Management Plan (“QMP”)	7

1

	5.4.3	Quality Control Plan (“QCP”)	7
	5.4.4	Line QC (“LQC”) — Reports	7
	5.4.5	New Product Introduction (“NPI”) QC — New Product Readiness Review (“NPRR”)	8
	5.4.6	Production tracking & Report	8
	5.4.7	Workmanship standards	9
	PCBAs workmanship will comply with IPC-A-610, Class 2 with Special SolarEdge requirements as follows:		9
	5.4.7.1	SMT components: maximum overhangs, minimum joint width, minimum joint fillet height according to Class 3	9
	5.4.7.2	TH components (Wave Solder): supportive hold solder according to Class 3	9
	5.4.7.3	Up to 3 times Rework is allowed under the follow conditions: No PCB pads and traces Redwork of fine pitch and BGA, Maximum two times replacement on same PCB location	9
	PCBAs workmanship will comply with IPC-600, Class 2 with Special SolarEdge requirements DOC-SP-00001. Wiring and cable assembly have to be manufactured and tested according to IPC/WHMA 620 Class 2		9
			9
	5.4.8	Traceability	9
	Full traceability capabilities from product S/N down to item manufacturer lot number/date code and vice versa, from item manufacturer lot number/date code to Product S/N incorporated into the Shop Floor data system		9
	5.4.9	Data Analysis (Line Quality Monitoring)	9
	5.4.10	Verified Line Reject Rate (VLRR) tracking	9
	5.4.11	Line Corrective Actions	10
	5.4.12	Employee Trainings	10
	5.4.13	CIP	10
	5.4.14	BPI	11
	5.4.15	Customer Complaints — RMA	11
	5.4.16	Production Process / Component Failure, Analysis	11
	5.4.17	FAI	11
	5.4.18	IQC	11
	5.4.19	Process Control	12
	5.4.20	PCN	12
	5.4.21	Process Materials	12
	5.4.22	Compliance with “Material Restricted for Use” requirements; RoHS	12
	5.4.23	Vendor Authorization	12

5.5	QUALITY GOALS		13
	5.5.1	Yields	13
	5.5.2	Customer Return Rate (RMA)	14

2

1.                                      Purpose

The purpose of this document is to define the Quality Assurance relates tasks and responsibilities of Jabil (hereinafter also referred to as “Contract Manufacturer” and “Sub-Contractor”), which are required to meet SolarEdge (hereinafter also referred to as “Customer”) and its customer’s quality policy and quality goals.

2.                                      Scope

This document covers CM task and responsibilities carrying out any SolarEdge program, with regards to the following issues

2.1                               QUALITY ASSURANCE MANAGEMENT TEAM

2.2                               CONFORMANCE WITH INTERNATIONAL QUALITY ASSURANCE STANDARDS

2.3                               INFRASTRUCTURES

2.4                               SERVICES

2.5                               QUALITY GOALS

3.                                      Referenced Documents

3.1                               DOCUMENTS

3.1.1                     ISO 9001

3.1.2                     ISO 14001

3.1.3                     OHSAS 18001

3.1.4                     RoHS Directive

3.1.5                     REACH Directive

4.                                      Definitions

4.1                               DEFINITIONS

Table 1:  Terms and Definitions

Term	Definition
AOI	Automatic Optical Inspection
BOM	Bill Of Material
BPI	Business Process Improvement
CAPA	Corrective Action Preventive Action
CIP	Continuous Improvement Plan
CLCA	Closed Loop Corrective Action
CSI	Customer Satisfactory Index
DCC	Document Control Center
ECN	Engineering Change Notice

3

Term	Definition
ECO	Engineering Change Order
EHS	Environmental Health and Safety
ET	Electrical Test
FA	Failure Analysis
FG	Finish Goods
FIFO	First In First Out
FQC	Final Quality Control
FW	Firm Ware
HW	Hard Ware
IMS	Integrate Management System
IMTE	Inspection Measurement and Test Equipment
IQC	Incoming Quality Control
JQE	Joint Quality Engineer
LQC	Line Quality Control
MP	Mass Production; any production following NPI and NPRR
NPI	New Product Introduction; the process of checking the production line readiness for the first time assembly by small scale (100-300 devices per type) production.
NPRR	New Release Readiness Review; the process of checking the production line readiness by large scale (500-1000 devices per type) production.
OBA	Out of BOX Audit
PCN	Process Change Notification
PLC	Product Life Cycle
PLM	Product Life Management
PMP	Production Management Plan
PPAP	Production Part Approval Process; on Mechanical parts etc.
QBR	Quarterly Business Review
QCP	Quality Control Plan
QMP	Quality Management Plan
REACH	The European Union’s Registration, Evaluation and Authorization of Chemicals
RoHS	Directive 2002/95/of the European Parliament on the restriction of the use of Certain Hazardous Substances in Electrical and Electronic Equipment.
SPC	Statistical Process Control
SQE	Supplier Quality Engineer
SW	Soft Ware
VLRR	Verified Line Rejection Rate

5.                                      Requirements

5.1                               QUALITY ASSURANCE MANAGEMENT TEAM

The Contract Manufacturer shall appoint the following functions to be available for SolarEdge production line at all times:

5.1.1                     QA Manager — Contract manufacturing company management level

Relevant Academic Degree, at least 10 years of experience in managing QMS and QA department.  Implementation of ISO 9001, ISO 14001, OHSAS 18001.

4

5.1.2                     Quality Engineer/s at Factory level.

Relevant Academic Degree, at least 5 years experience in electronic manufacturing Supplier QE, EHS QE, Knowledge in providing and infrastructure of ISO 9001, ISO 14001, OHSAS 18001, at least 5 years experience as QE.

5.1.3                     Joint Quality Engineer (JQE).

Senior Quality Engineer, assign specifically to SolarEdge project to monitor, analyze, lead Contract manufacturer improvement plans and provide results to SolarEdge QA.  Relevant Academic Degree, at least 5 years experience in manufacturing in SMT, Solder Wave and Assembly lines, Knowledge in providing and infrastructure of ISO 9001, ISO 14001, OHSAS 18001, at least 5 years of experience as QE.

5.1.4                     QC Member (as many as needed)

IPC-A-610 Certified, at least 3 years experience in manufacturing in SMT, Solder wave and Assembly lines or equivalent experience as an inspector in production lines.

5.1.5                     SolarEdge QE

SolarEdge have the right to locate at the Contract manufacturer on site QE (as many as needed).

5.2                               CONFORMANCE WITH INTERNATIONAL QUALITY ASSURANCE STANDARDS

Contract Manufacturer facilities should conform and be certified to:

5.2.1                     ISO 9001

5.2.2                     ISO 14001 Environmental management

5.2.3                     OHSAS 18001 Health and Safety

5.2.4                     International standards regarding Social Audit Requirements or Global Citizen Partnership (“GCP”).

5.3                               INFRASTRUCTURES

The Contract Manufacturer agrees utilize the following infrastructure:

5.3.1                     Quality System

According to the requirements of ISO 9001.

5.3.2                     Document Control System

Maintain a Document Control Center (“DCC”) which controls all documentation activities in the company as described in the Contract Manufacturer data and document control QA procedure.

5.3.3                     Corrective Action System

Maintain a Closed Loop Corrective Action (“CLCA”) System.

5

5.3.4                     Product (per P/N and Revision) Configuration Control System

Using PLM as Agile or equivalent available system.

5.3.5                     Shop Floor Production Control System

Enabling online data gathering on production yields and status as well as past performance.

Shop Floor system should gather the data from each production and QC stations of the entire process flow stations such as:  SMT, AOI, VI, OBA, X-RAY, Solder Wave, VI, OBA, Cleaning, Ion contamination QC, Conformal Coating, Conformal Coating Thickness QC, Assembly, Torque measurement and count, Sealing QC, Packing, OBA.

The system should prevent escape in case the defined process station reported as fail.

This monitoring system records should be Soft Copy data and will be retained as defined in the Contract Manufacturer quality record control QA procedure.

The Contract Manufacturer is committed to provide a backup Shop floor system (or server) which will insure running Ship floor system at all time.  The Contract Manufacturer is committed to stop-line when Shop floor system is down.

5.3.6                     Data Retention

Contract Manufacturer will keep all data records related to SolarEdge in soft copy for minimum of 3 years.

Contract manufacturer to provide the records to SolarEdge upon expiry date.

5.3.7                     Inspection Measurement and Test Equipment (“IMTE”)

The Contract Manufacturer will gain and hold all required IMTE including Work Instructions (“WI”), forms and templates.

5.3.8                     Customer Owned Equipment

The Contract Manufacturer will gain and hold all Customer Owned Equipment like special tools for testing, manufacturing and handling.  This is applicable to all Hardware (“HW”), Software (“SW”), Firmware (“FW”) or any combination therefore.

5.3.9                     Environmental tests facilities

Test Facilities (either own or accessible approved lab):  Climatic chambers, Vibration/Shock machines — this equipment), must apply to SolarEdge requirements set by SolarEdge QE representative and must be approved by him.

5.3.10              Reliability Test Facility

The Contract Manufacturer will conduct an Ongoing Reliability Test (“ORT”) according to Product test procedure provided by SolarEdge.

5.3.11              Labs for RoHS and Chemical Analysis

The Contract Manufacturer must hold in its premises or at nearby third party (vendor) to provide ability of chemical analysis of all materials in SolarEdge components Bill of Material (“BOM”).

6

5.4                               SERVICES

5.4.1                     Audits

5.4.1.1           Contract Manufacturer will perform internal audits on its Integrate (quality/Safety/environmental) Management System (“IMS”) and Production Line, based on annual audit plan approved by the Contract Manufacturer QA Manager.

5.4.1.2           Contract Manufacturer agrees to be audited as any time to its IMS and Production Line by any SolarEdge representatives, Third party assigned by SolarEdge, periodic audits performed by the certification labs or their official representatives such as ETL, VDE, TUV and UL on periodic bases and by SolarEdge customers.  In any case any third party audit conducted by one of SolarEdge Customers will be followed by SolarEdge representative.

5.4.1.3           Contract Manufacturer internal audits (on IMS or SolarEdge Production Line) reports will be retained according to the Contract Manufacturer quality record control procedure and will be subject for SolarEdge review at any time.

5.4.1.4           In case the production floor is shared with other programs (in the production line, warehouse or any other area therefore),all items and documentation would be subject for audit by SolarEdge or any third party by SolarEdge including SolarEdge customer.

5.4.2                     High Level Quality Planning — Quality Management Plan (“QMP”).

5.4.2.1           SolarEdge will provide a QMP for every product or product family of SolarEdge detailing the specific requirements for this product or product family.  The minimum requirements would be (Statistical Process Control (“SPC”) data, Cpk on critical processes.  Verified Line Rejection Rate (“VLRR”) level for critical components, handling of nonconformities, material level and any other requirement set by SolarEdge QE.

5.4.3                     Quality Control Plan (“QCP”)

5.4.3.1           Any production line will be accompanied by a QCP document which will be provided by SolarEdge QE and agreed upon by Contract Manufacturer QA Manager.  The Contract Manufacturer agrees not to start Mass Production (“MP”) without the QCP document.

5.4.3.2           The QCP document scope would detail as minimum Control Chart, Control Table (built according to the QS 9000 structure), Stop-Line/Stop-Ship Criteria, General requirements and sampling programs and plans.

5.4.3.3           The Contract Manufacturer will prepare a Production Management Plan (“PMP”) detailing all WI and procedures on every station in the production line, from Incoming Quality Control (“IQC”) for received goods from AVL suppliers until shipment.  The PMP is set by referring to the applicable QCP.

5.4.4                     Line QC (“LQC”) — Reports.

5.4.4.1           Unless otherwise specified, the Contract Manufacturer is required to provide the following production reports:

Report Name	Frequency	Scope
Yields Report	Daily/Weekly/Monthly	Daily monitoring data on yields at SMT, Solder

7

Report Name	Frequency	Scope
Wave, Manual Soldering, ET Stations, LQC, Improvement plans and Total Production Line.
Defective Parts Per Million (“DPPM”) Report (Pareto Charts)	Weekly	Pareto Analysis of SolarEdge Products Production Line Failures. The report includes DPPM Analysis and VLRR on critical components, Improvement plans for top 3 issues.
Material Review Board (“MRB”) Room Status Report	Weekly	Status of segregated critical components and SolarEdge products [Finish Goods (“FG”) and Printed Circuit Board Assembly (“PCBA”)]. Quantity, Batches, Failure reasons (error codes) and CAPA.
SPC Analysis	Weekly	Report Analyzing all SPC points in the production line and Cpk calculations
IQC On Critical Components	Monthly	Monthly report on failures during incoming inspection of critical components of SolarEdge Products including: FA, Vendor CAR and action plan
ORT Report	Weekly	Includes: HASS and Temperature Cycling under functional test on SolarEdge production line samples of all relevant technologies.

5.4.5                     New Product Introduction (“NPI”) QC — New Product Readiness Review (“NPRR”)

5.4.5.1           Any NPI at Contract Manufacturer premises includes at least a full NPRR Process set by the Contract Manufacturer and controlled by SolarEdge representative unless otherwise is decided upon by SolarEdge representative.

5.4.5.2           The minimum requirements for the NPRB are set by SolarEdge and reviewed by mutual team providing readiness proof for MP for the specific product or product family.

5.4.5.3           Contract Manufacturer is required to provide all relevant documentation which enables SolarEdge approv the MP for that particular product or product family.

5.4.5.4           For any new mechanical ID or any change of mechanical parts for any of SolarEdge products the Contract Manufacturer is required to provide a PPAP report from its vendor detailing the full compliance to the applicable quality requirements.

5.4.6                     Production tracking & Report

5.4.6.1           The Contract Manufacturer is required to provide the following reports:

Report Name	Frequency	Scope
Engineering Change Order (“ECO”) Status Report	Weekly	Description of the status of all SolarEdge ECO and Document Change Order (“DCO”) at Contract Manufacturer on all products.
SolarEdge Corrective Action Request (“CAR”) Status	Weekly	A list of all corrective actions 6 months past until today and their statuses and progress.
Contract Manufacturer CAR Status	Weekly	A list of all corrective actions initiated by the Contract Manufacturer, 6 months past until today and their statuses and progress.
Failure Analysis (“FA”) Report	Ongoing	According to the FA methodology and 8D report Methodology using SolarEdge Template or

8

Report Name	Frequency	Scope
Contract manufacturer Template subjected to SolarEdge QE approval.
Production Line Monthly Summary	Monthly

General Summary and Analysis of SolarEdge Production Line including: Yields (Per product and per technology), Failure Analysis, Nonconformities, Continuous Improvement Plan (“CIP”) Progress, Business Process Improvement (“BPI”) Progress, Changes and SPC Statistics (e.g. Solder Paste Cpk), Production Part Approval Process (“PPAP”) on Mechanical parts etc.

5.4.6.2           All the reports mentioned above as well as those mentioned at the LQC paragraph, will be provided at the frequency mentioned with a three (3) days buffer unless otherwise decided upon or approved by SolarEdge QE.

5.4.7                     Workmanship standards

PCBAs workmanship will comply with IPC-A-610, Class 2 with Special SolarEdge requirements as follows:

5.4.7.1           SMT components: maximum overhangs, minimum joint width, minimum joint fillet height according to Class 3.

5.4.7.2           TH components (Wave Solder): supportive hold solder according to Class 3.

5.4.7.3           Up to 3 times Rework is allowed under the follow conditions:  No PCB pads and traces Rework of fine pitch and BGA, Maximum two times replacement on same PCB location.

PCBs workmanship will comply with IPC-600, Class 2 with Special SolarEdge requirements DOC-SP-00001.

Wiring and cable assembly have to be manufactured and tested according to IPC/WHMA 620 Class 2.

5.4.8                     Traceability

[ * * * ]  from [ * * * ]  to [ * * * ]  and vice versa, [ * * * ]  to [ * * * ] .

5.4.9                     Data Analysis (Line Quality Monitoring)

5.4.9.1           The Contract Manufacturer JQE is required to daily and weekly review of the production line statistics and reports, to analyze this data and initiates a FA and correction/corrective actions accordingly in order to meet SolarEdge DPPM and VLRR goals (e.g. review weekly the process statistics and review the Cpk analysis and provide proper actions to meet the Cpk requirement).

5.4.10              Verified Line Reject Rate (VLRR) tracking

5.4.10.1    The Contract Manufacturer JQE is required to provide an analysis of line VLRR on critical components from IQC to shipment in a timely manner. It is the

9

responsibility of the Contract Manufacturer JQE to initiate all actions enabling compliance to the applicable quality requirements and goals.

5.4.10.2    VLRR tracking is done by evaluating failures at IQC, SMT line, Solder wave, Rework Station, manufacturing station, Testing stations and FQC.

5.4.11              Line Corrective Actions

5.4.11.1    Regardless to the requirement to gain and hold a Corrective Action System, the Contract Manufacturer is required to provide a corrective action plan to the production line and fully apply to the CLCA requirements set at the Contract Manufacturer premises.

5.4.11.2    All Production line CLCA reports are reviewed and approved by the Contract Manufacturer QA Manager.

5.4.12              Employee Trainings

5.4.12.1    In general it is required that the Contract Manufacturer will maintain and implement an employee training QA procedure.

5.4.12.2    QA Manager and Production Manager, will determine the kind of training each employee needs to fully perform his/her job will be during the course of the year

5.4.12.3    The training needs, in terms of subject and length, for each employee will be determined in the following subjects:

☐            General Company policies and procedures and QA procedures that apply to all employees in the Company.

☐            The general Company policies and procedures and QA procedures, work instructions and forms applicable to the employee’s profession or to the entire field in which s/he works.

☐            Technical and professional knowledge specific to the employee’s work.

☐            Other topics as needed.

5.4.12.4    All training records are retained as required by the Contract Manufacturer record control QA procedure.

5.4.13              CIP

5.4.13.1    The Contract Manufacturer agrees to follow and initiate a continuously CIP at production line. It is the responsibility of the Contract Manufacturer to take the CIP into closer until approved at the effectiveness check after an initiated Corrective Action (CLCA).

5.4.13.2    The Contract Manufacturer is required to have at least one CIP every two quarters (6 months).

10

5.4.14              BPI

5.4.14.1    The supplier is required to cooperate with SolarEdge to imply a Business Process Improvement (BPI).  The BPI be initiated with purpose of achieving cost benefit and high quality level

5.4.15              Customer Complaints — RMA

5.4.15.1    The Contract Manufacturer will maintain a customer complaint procedure and follow it.

5.4.15.2    Regardless and with respect to the above mentioned the Contract Manufacturer is required act to fulfill SolarEdge requirements in that area in cases of urgent treatment.  Such cases are defined as cases where a complaint was brought up by the customer and a FA and CLCA activities are required.

5.4.15.3    In cases of which FA and CLCA activities are required the Contract Manufacturer will act following this timeline:

☐            Interim action within 24 hours

☐            8D report within 72 hours

☐            FA report after one (1) working week

☐            Corrective Action Plan 48 hours after the FA report was delivered

5.4.16              Production Process / Component Failure, Analysis

5.4.16.1    The Contract Manufacturer JQE is required to analyze production data from production process and components failures or nonconformities on a daily/weekly basis.

5.4.16.2    It is the responsibility of the Contract Manufacturer to bring all production and component conditions into normal when nonconformity occurs in the course of the analysis done by the Contract Manufacturer JQE (Process SPC should give results of Cpk of 1.6. When the Cpk is out of spec at the end of one shift or production day, the QE has to analyze, identify the problem and initiate a FA which will bring to a correction/corrective action in order to bring conditions into normal).

5.4.17              FAI

5.4.17.1    The supplier will conduct First Article Inspection (FAI) on critical components.  List of critical components will be supplied by SolarEdge QA per each product or group of products.  The FAI will cover the functional, environmental, reliability testing as well as RoHS certification and dimensional analysis, when applicable Production Parts Approval Process (PPAP) will be completed as part of the FAI.

5.4.18              OQC

5.4.18.1    Contract Manufacturer will conduct IQC for all SolarEdge items according to AQL=0.65.

11

5.4.19              Process Control

5.4.19.1    The Contract manufacturer will implement production process control measurements with SMT Reflow profile and Solder Wave profile measurements before start production, AOI 100% for SMT, X-Ray of Lead Less components and BGA according to sample 0.2%, Conformal Coating thickness sample 3 times during production batch, PCBA ion contamination after cleaning process 1 time per production batch, Product sealing sample 1%, monitor the process materials and react with correction action in case any of the results are out of control limits.

5.4.20              PCN

5.4.20.1    The Contract Manufacturer shall issue 3 month in advance a formal PCN request for any Production Process Change for SolarEdge approval.

5.4.21              Process Materials

5.4.21.1    “Process Materials for Soldering, Fluxing, Cleaning and Conformal Coating according to Jabil production process and SolarEdge Approval”

5.4.22              Compliance with “Material Restricted for Use” requirements; RoHS.

5.4.22.1    All process materials and BOM components used should meet RoHS requirements. The requirements regarding restricted materials are defined in European Directive 2002/95/EC (RoHS).

5.4.23              Vendor Authorization

5.4.23.1    The Contract Manufacturer will have an approved, effective and efficient system to recruit and monitor its suppliers/vendors/Sub-Contractors.

5.4.23.2    The methodology of which a Contract Manufacturer chooses and controls its suppliers/vendors/Sub-Contractors can be subject for SolarEdge or its customers review and audit.

5.4.23.3    The Contract Manufacturer is SolarEdge first tier supplier.

5.4.23.4    All sub-tier suppliers for any of the components on SolarEdge products BOM must be on the Approved Lender List (“AVL”) provided by SolarEdge.

5.4.23.5    Contract Manufacturer will notify SolarEdge Quality Engineering within 30 days prior to changes on its AVL.

5.4.23.6    The Contract Manufacturer will manage its sub-tier supplier quality system. The Contract Manufacturer agrees to provide a plan which will point out of the contorts and monitoring methods on all of SolarEdge BOM suppliers.

5.4.24              QBR-CSI

Contract Manufacturer will provide CSI (Customer Satisfactory Index) for SolarEdge grading to the expectation of the services supplied by the Contract Manufacturer.

12

SolarEdge Representatives from Operations and QA will have QBR (Quarterly Business Review) meetings with Contract manufacturing management (Operations and QA) for all expectations alignments.

5.5                               QUALITY GOALS

5.5.1                     Yields

Below tables describe the requirements for First Pass Yields (“FPY”) in different PLC and line failure goals and mandatory requirements:

NPI-PowerBox
	AOI	ICT	FT	HIPot	Sys FT	BI	Final Inspection
Target	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
Alert	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
Stop Production	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]

NPRR-PowerBox
	AOI	ICT	FT	HIPot	Sys FT	BI	Final Inspection
Target	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
Alert	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
Stop Production	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]

MP-PowerBox
	AOI	ICT	FT	HIPot	Sys FT	BI	Final Inspection
Target	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
Alert	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
Stop Production	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]

NPI-Inverter
	AOI	TH VI	ICT	FT	HIPot	Sys FT	BI	Final Inspection
Target	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]
Alert	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]
Stop Production	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]

13

NPRR-Inverter
	AOI	TH VI	ICT	FT	HIPot	Sys FT	BI	Final Inspection
Target	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]
Alert	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]
Stop Production	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]

MP-Inverter
	AOI	TH VI	ICT	FT	HIPot	Sys FT	BI	Final Inspection
Target	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]
Alert	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]
Stop Production	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]

5.5.2                     Customer Return Rate (RMA)

Return rate due to actual failure shall be less than [ * * * ].  Whenever the supplier fails to meet this goal, FA and corrective action plan should be carried on.

14

Table of shipment \ storage cost

From (production facility) \ To (Logistic
Hub)	US — west coast								US — east coast
Shipment Method	Air				Sea				Air				Sea
	Inverter		Inverter	PB	Inverter	PB	container	container	Inverter		Inverter	PB	Inverter		container	container
Shipment “unit”	box	PB box	pallet	pallet	pallet	pallet	20”	40”	box	PB box	pallet	pallet	pallet	PB pallet	20”	40”
China					na	na	[ * * *]	[ * * *]					na	na	[ * * *]	[ * * *]
Poland					na	na	[ * * *]	[ * * *]					na	na	[ * * *]	[ * * *]

Cost of storage at HUN (per square meter).  The Hubbing costs are $[ * * * ] per pallet in/out/storage per mo.  So if we convert this to a rate per Sq meter of storage per month assuming [ * * * ] per mo turnover the rate per Sq meter/mo for pure storage is $[ * * * ]but total cost per Sq meter with in/out and storage is $[ * * * ].

The Hubbing costs are $[ * * * ] per pallet in/out/storage per mo.  So if we convert this to a rate per Sq meter of storage per month assuming [ * * * ] per mo turnover the rate per Sq meter/mo for pure storage is $[ * * * ] but total cost per Sq Meter with in/out and storage is $[ * * * ].

Europe — Germany (Munich preferred)

Air				Sea
Inverter box	PB box	Inverter pallet	PB pallet	Inverter pallet	PB pallet	container 20”	container 40”
				na	na	[ * * *]	[ * * *]
				na	na	na	na

1

Munich	Venlo	Trieste	Milan
[ * * *]	[ * * *]	[ * * *]	[ * * *]
[ * * *]	[ * * *]	[ * * *]	[ * * *]
[ * * *]	[ * * *]	[ * * *]	[ * * *]

2

Europe — Italy (Milan \ Trieste)								Europe - Holland
Air				Sea				Air				Sea
Inverter box	PB box	Inverter pallet	PB pallet	Inverter pallet	PB pallet	container 20”	container 40”	Inverter box	PB box	Inverter pallet	PB pallet	Inverter pallet	PB pallet	container 20”	container 40”
				na	na	[ * * *]	[ * * *]					na	na	[ * * *]	[ * * *]
				na	na	na	na					na	na	[ * * *]	[ * * *]

Munich	Venlo	Trieste	Milan	Munich	Venlo	Trieste	Milan
[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]

Assumption:  All prices discussed so far are ex works China \ Poland.  In case we want additional services we should add:

	China	Poland	US-west	US-east	Europe — Germany	Europe — Italy	Europe — Holland
Logistics handling	see above	see above	see above	see above	see above	see above	see above
Shipment cost	see above	see above	see above	see above	see above	see above	see above
Duties	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]
Storage cost	see above	see above	see above	see above	see above	see above	see above
Financial cost of inventory	not included	not included	not included	not included	not included	not included	not included

Dimensions

Single Phase Inverter (1 unit per box)

Box: 68*40*40 (1 unit per box)

3

Pallet: 100*70*135 (Air)

Pallet: 100*70*175 (Sea)

Power Box (up to S in a box)

Box: 37*37*29

Pallet: 120*80*160

4

SCHEDULE 2

TO MANUFACTURING SERVICES AGREEMENT

BETWEEN JABIL AND COMPANY

CURRENT POLICY

1)                                     Jabil will invoice in US dollars as agreed with Company in Section 7.1 of the Agreement, and remain fixed in that currency unless otherwise mutually agreed by both parties in writing.

2)                                     For materials that are purchased outside of the currencies identified in Section 7.1 of the Agreement, pricing will be reset quarterly based on calendar quarters.

3)                                     Currency process:

a.                                      On or before the third Monday of each calendar month, Company will inform Jabil of purchase volumes per site for month +1, +2 and +3, from the Build Schedule Forecast as specified in Section 3 of the Agreement.

b.                                      For the purpose of establishing invoice prices, the exchange rates will be derived from the sources specified in paragraph 5 below on the second to last Thursday of the last month of each calendar quarter (i.e. March, June, September and December).

c.                                       In case Company has not delivered the information as per 3(a), Jabil shall take the information as communicated during previous month unless this information is in the meantime changed and communicated to Jabil in writing.

d.                                      Jabil will inform the Company outsourcing or relationship manager on a monthly basis if the Company organization is not complying with 3(a).

4)                                     Every three (3) months, Jabil and Company will meet to establish the invoice prices for the next three (3) month period. The invoice prices are established based on the following principles:

a.                                      Bill of Material components and Value Add, which are priced in various currencies are recalculated into the invoicing currency at the exchange rates as established under paragraph 5 below.

b.                                      In general, the parties agree that under the Agreement, there will be a reconciliation process for realized foreign currency gains and losses which will be based on such gains and losses exceeding XX.0% for the Calendar Quarter.

5)                                     Calculation method:

a)                                     All references to “month” in this section shall be read as “calendar month.”

b)                                     The following details how certain currencies will be established:

Euro Based Currencies

The Euro outright forward contract rates are calculated as follows (i) spot rate against Euro as defined by the European Central Bank (www.ECB.int) as at the second to last Thursday of the month plus (ii) the average forward points for two (2) months as calculated by the difference between forward minus spot rate from the table “Euro Spot Forward Against the Euro” published by the Financial Times (“FT”) on the second to last Thursday of the month for the closing values of the second to last Wednesday of the month of WM/Reuters. The average rate is determined from the one (1) month and three (3) month forward rates divided by two based on the FT.

Manufacturing Services Agreement

5

United States Dollar Based Currencies

Rates against United States Dollar are calculated as follows (i) spot rate against United States Dollar calculated through cross rate based on the rate as defined by the European Central Bank (www.ECB.int) as at the second to last Thursday of the month plus (ii) the average forward points for two (2) months as calculated by the difference between forward minus spot rate from the table “Dollar Spot Forward Against the Dollar’’ published by the FT on the second to last Thursday of the month for the closing values of the second to last Wednesday of the month of WM/Reuters. The average rate is determined from the one (1) month and three (3) month forward rates divided by two based on the FT.

Indian Rupee

Rates for Indian Rupees are calculated as follows (i) spot rate against United States Dollar or Euro as defined by the Reserve Bank of India (www.rbi.org.in) as at the second to last Thursday of the month plus (ii) average forward points for two (2) months as calculated by the difference between forward minus spot rate from the table “Dollar Spot Forward Against the Dollar” or “Euro Spot Forward Against the Euro”, respectively (as applicable), published by the FT on the second to last Thursday of the month for the closing values of the second to last Wednesday of the month of WM/Reuters. The average rate is determined from the one (1) month and three (3) month forward rates divided by two based on the FT.

Brazilian Real

The Brazilian Real is an exception. The forward rates will be as published on the second to last Thursday of the month by Bolsa de Mercadorias e Futuros (“BMF”) (www.bmf.com.br) for the referential rates of exchange of Brazilian Real against United States Dollar as at the second to last Wednesday of the month. The average rate is determined from the one (1) month, two (2) month and three (3) month forward rates divided by three based on the BMF rates.

The spot for Brazilian Real, if necessary, will be calculated as the average between bid and offer rates as published by the Central Bank of Brazil (www.bcb.gov.br) for the closing rate for the exchange of Brazilian Real against United States Dollar as at the second to last Wednesday of the month.

Mexican Peso

The spot rate for Mexican Peso, if necessary, will be established as the Auction Exchange Rate as published by the Bank of Mexico (www.banxico.org.mx) for the Average closing rate for the exchange of Mexican Peso against the United States Dollar as at the second to last Wednesday of the month plus (ii) average forward points for two (2) months as calculated by the difference between forward minus spot rate from the table “Dollar Spot Forward Against the Dollar” or “Euro Spot Forward Against the Euro”, respectively (as applicable), published by the FT on the second to last Thursday of the month for the closing values of the second to last Wednesday of the month of WM/Reuters. The average rate is determined from the one (l) month and three (3) month forward rates divided by two based on the FT.

Malaysian Ringgit

Rates for Malaysian Ringgits are calculated as follows (i) spot rate against United States Dollar or Euro as the Latest Published Rate at 1600 HR published by the Bank of Negara Malaysia (www.bnm.gov.my) as at the second to last Thursday of the month plus (ii) average forward points for two (2) months as calculated by the difference between forward minus spot rate from the table “Dollar Spot Forward Against the Dollar” published by the FT on the second to last Thursday of the month for the closing values of the second to last Wednesday of the month of WM/Reuters. The average rate is determined from the one (1) month and three (3) month forward rates divided by two based on the FT. The Euro forward points will be calculated from the cross rates of United States Dollar and Euro forward rates.

6

Chinese Renminbi

Rates for the Chinese Renminbi will be determined via a mutually agreeable process until publicly available websites are able to provide both the spot and forward rates as applicable.

Other Currencies

For other currencies not defined above, a mutually agreed process of establishing such rates will be defined.

7

INV	INV 40		Notes for all quantities
BOM		[ * * *]	BOM includes [ * * *]and does not [ * * *].
Fre-in	[ * * *]	[ * * *]	Included in the BOM
Duty	[ * * *]	[ * * *]	Calculated as per duties calculation tab
	Sub-Ttl	[ * * *]
MAT OH	[ * * *]	[ * * *]	as detailed in the SoW
SMT	[ * * *]	[ * * *]
TH	[ * * *]	[ * * *]
WASH	[ * * *]	[ * * *]	included in Labor and MFG OH (Material)
COAT	[ * * *]	[ * * *]	included in Labor and MFG OH (Material)
LABOR	[ * * *]	[ * * *]	As per [ * * *]
TST	[ * * *]	[ * * *]	As per [ * * *]
	Total	[ * * *]
MFG OH	[ * * *]	[ * * *]
SGA	[ * * *]	[ * * *]
Margin	[ * * *]	[ * * *]
	EX W Price	[ * * *]

[ * * *]

[ * * *]
[ * * *]

8

PB	PB 1250k		Notes for all quantities
BOM		[ * * *]	BOM includes [ * * *] and does not include [ * * *].
Fre-in	[ * * *]	[ * * *]	Included in the BOM.
Duty	[ * * *]	[ * * *]	Calculated as per duties calculation tab
	Sub-Ttl	[ * * *]
MAT OH	[ * * *]	[ * * *]	as detailed in the SoW
SMT	[ * * *]	[ * * *]
TH	[ * * *]	[ * * *]
WASH	[ * * *]	[ * * *]	included in Labor and MFG OH (Material)
COAT	[ * * *]	[ * * *]	included in Labor and MFG OH (Material)
LABOR	[ * * *]	[ * * *]	As per [ * * *]
TST	[ * * *]	[ * * *]	As per [ * * *]
	Total	[ * * *]
MFG OH	[ * * *]	[ * * *]
SGA	[ * * *]	[ * * *]
Margin	[ * * *]	[ * * *]
	EX W Price	[ * * *]

[ * * *]

[ * * *]
[ * * *]

9

INV	INV up to 25k		INV	INV 25k		INV	INV 30k
BOM		[ * * *]	BOM		[ * * *]	BOM		[ * * *]
Fre-in	[ * * *]	[ * * *]	Fre-in	[ * * *]	[ * * *]	Fre-in	[ * * *]	[ * * *]
Duty	[ * * *]	[ * * *]	Duty	[ * * *]	[ * * *]	Duty	[ * * *]	[ * * *]
	Sub-Ttl	[ * * *]		Sub-Ttl	[ * * *]		Sub-Ttl	[ * * *]
MAT OH	[ * * *]	[ * * *]	MAT OH	[ * * *]	[ * * *]	MAT OH	[ * * *]	[ * * *]
SMT	[ * * *]	[ * * *]	SMT	[ * * *]	[ * * *]	SMT	[ * * *]	[ * * *]
TH	[ * * *]	[ * * *]	TH	[ * * *]	[ * * *]	TH	[ * * *]	[ * * *]
WASH	[ * * *]	[ * * *]	WASH	[ * * *]	[ * * *]	WASH	[ * * *]	[ * * *]
COAT	[ * * *]	[ * * *]	COAT	[ * * *]	[ * * *]	COAT	[ * * *]	[ * * *]
LABOR	[ * * *]	[ * * *]	LABOR	[ * * *]	[ * * *]	LABOR	[ * * *]	[ * * *]
TST	[ * * *]	[ * * *]	TST	[ * * *]	[ * * *]	TST	[ * * *]	[ * * *]
	Total	[ * * *]		Total	[ * * *]		Total	[ * * *]
MFG OH	[ * * *]	[ * * *]	MFG OH	[ * * *]	[ * * *]	MFG OH	[ * * *]	[ * * *]
SGA	[ * * *]	[ * * *]	SGA	[ * * *]	[ * * *]	SGA	[ * * *]	[ * * *]
Margin	[ * * *]	[ * * *]	Margin	[ * * *]	[ * * *]	Margin	[ * * *]	[ * * *]
	EX W Price	[ * * *]		EX W Price	[ * * *]		EX W Price	[ * * *]

BOM / SELL %
Landed BOM duties	[ * * *]	[ * * *]	[ * * *]
BOM/SELL % Landed
BOM	[ * * *]	[ * * *]	[ * * *]
Annual revenue	[ * * *]	[ * * *]	[ * * *]

10

PB	PB up to 500k		PB	PB 700k		PB	PB 1000k
BOM	[ * * *]	[ * * *]	BOM		[ * * *]	BOM		[ * * *]
Fre-in	[ * * *]	[ * * *]	Fre-in	[ * * *]	[ * * *]	Fre-in	[ * * *]	[ * * *]
Duty	[ * * *]	[ * * *]	Duty	[ * * *]	[ * * *]	Duty	[ * * *]	[ * * *]
	Sub-Ttl	[ * * *]		Sub-Ttl	[ * * *]		Sub-Ttl	[ * * *]
MAT OH	[ * * *]	[ * * *]	MAT OH	[ * * *]	[ * * *]	MAT OH	[ * * *]	[ * * *]
SMT	[ * * *]	[ * * *]	SMT	[ * * *]	[ * * *]	SMT	[ * * *]	[ * * *]
TH	[ * * *]	[ * * *]	TH	[ * * *]	[ * * *]	TH	[ * * *]	[ * * *]
WASH	[ * * *]	[ * * *]	WASH	[ * * *]	[ * * *]	WASH	[ * * *]	[ * * *]
COAT	[ * * *]	[ * * *]	COAT	[ * * *]	[ * * *]	COAT	[ * * *]	[ * * *]
LABOR	[ * * *]	[ * * *]	LABOR	[ * * *]	[ * * *]	LABOR	[ * * *]	[ * * *]
TST	[ * * *]	[ * * *]	TST	[ * * *]	[ * * *]	TST	[ * * *]	[ * * *]
	Total	[ * * *]		Total	[ * * *]		Total	[ * * *]
MFG OH	[ * * *]	[ * * *]	MFG OH	[ * * *]	[ * * *]	MFG OH	[ * * *]	[ * * *]
SGA	[ * * *]	[ * * *]	SGA	[ * * *]	[ * * *]	SGA	[ * * *]	[ * * *]
Margin	[ * * *]	[ * * *]	Margin	[ * * *]	[ * * *]	Margin	[ * * *]	[ * * *]
	EX W Price	[ * * *]		EX W Price	[ * * *]		EX W Price	[ * * *]

BOM / SELL %
Landed BOM duties	[ * * *]	[ * * *]	[ * * *]
BOM/SELL % Landed
BOM	[ * * *]	[ * * *]	[ * * *]
Annual revenue	[ * * *]	[ * * *]	[ * * *]

11

	Process	P Box	Inverter				Remark
Labor	Main System / Inverter Assy	[ * * *]	[ * * *]
Labor	Cover / Sub Assy Preparation	[ * * *]	[ * * *]
Labor	Cables / Comp Preperation	[ * * *]	[ * * *]
Labor	Sub Assy 3		[ * * *]
Testing	FVT2 (Box Build-Final Test)	[ * * *]	[ * * *]				Assume [ * * *]model is [ * * *]divided by [ * * *]
Testing	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]	[ * * *]
Testing	Identity	[ * * *]	[ * * *]				[ * * *]
Testing	[ * * *]	[ * * *]	[ * * *]				[ * * *]
Labor	Materials Handling	[ * * *]	[ * * *]				Including [ * * *]
Testing	Audit	[ * * *]	[ * * *]				Including [ * * *]
Labor	Packing	[ * * *]	[ * * *]				[ * * *]
Testing	OBA	[ * * *]	[ * * *]
Testing	Diagnostic	[ * * *]	[ * * *]				[ * * *]
Labor	Repair	[ * * *]	[ * * *]				[ * * *]
	Labor Time	[ * * *]	[ * * *]
	Test Time	[ * * *]	[ * * *]

	Quote Data Summary	PB	Inverter				Remark
	SMT Component	[ * * *]	[ * * *]		Original	Original
	TH Component	[ * * *]	[ * * *]		Quote	Quote
	Labor Time	[ * * *]	[ * * *]		[ * * *]	[ * * *]
	Test Time	[ * * *]	[ * * *]		[ * * *]	[ * * *]	[ * * *]

The original quote is used for the calculation of the [ * * * ] and [ * * * ]. Calculations in column [ * * * ] and [ * * * ].

12

Category	Process	1078C-GNT(single)	1020F-DGV(double)	1026E-PVS(single)	1044C-PRT(double)	1046B-DCP(single)	Remark
SMT	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	For Inv, the total 5MT comp is [ * * * ]
TH	[ * * * ]			[ * * * ]	[ * * * ]	[ * * * ]	For Inv, the total TH comp is [ * * * ]
Labor	[ * * * ]						There was [ * * * ] prefit comp, each [ * * * ]to fit
Labor	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
Labor	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
Testing	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	Need AXI, and AXI time is per sample size
Testing	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]		[ * * * ]	[ * * * ]is [ * * * ] divided by [ * * * ]
Testing	[ * * * ]	[ * * * ]	[ * * * ]		[ * * * ]		[ * * * ] is [ * * * ] divided by [ * * * ]
Labor	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ] is only [ * * * ]
Labor	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]is [ * * * ], with [ * * * ]
	Labor Time	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
	Test Time	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]

13

	PB Quote Rate				INV Quote Rate
	up to 500k	700k	1kk	1,2kk	up to 25k	25k	30k	40k
SMT Rate/Pla	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
TH Rate/pla	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]

Labor Rate/H	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]
Test rate/H	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]	[ * * * ]

Remarks

SMT rate includes all expenses that relate to the SMT process including, but not limited to labor, machine depreciation and maintenance, consumable materials, etc. SMt also includes costs related to the Aol process and X-ray samples as detailed in the QA document.

TH rate includes all expenses that relate to the TH process including, but not limited to labor, machine depreciation and maintenance, consumable materials, etc. TH also includes costs related to the QC and touch up processes.

Labor rate includes all costs, both direct and indirect, related to the manufacturing, assembly and packing of the Products.

Test rate includes all costs, both direct and indirect, related to the testing (burn in, functional testing, ICT)required for the proper manufacturing, assembly and packing of the Products, all as detailed in the SoW and its attachments.

The rates herein are comprehensive and comprise all rates related to the tasks detailed herein.
Labor and test rates relate to cycle times and are calculated based on actual labor times, taking into account parallel work. Machine time is not an indication or calculator of labor times.

14

SMT NRE

Item	Description	Comments	USD
1	SMT software Solder Paste Printing Stencil	Lifespan of 50k prints	[ * * *]
2	Vacuum Plate	Solder paste printing support	[ * * *]
3	Support Template	Board support for printers and placers	[ * * *]
4	Wave Solder Pallet	Component coverage during wave soldering	[ * * *]
5	Solder Fountain Rework Nozzle	Customized/Standard nozzle for thru-hole component rework using solder pot	[ * * *]
6	Inspection Templates	Visual inspection template	[ * * *]
7	Depanelling Fixture (Manual/Router)	Board routing support	[ * * *]
8	Wash Cage/Pallet	Used during wash	[ * * *]
9	Pressfit Top Tooling	Pressfit	[ * * *]
10	Pressfit Base Tooling	Pressfit	[ * * *]
11	2nd Manual Solder Jig/Fixtures	2nd manual process special jigs/fixtures	[ * * *]
12	Conformal Coating Fixture	Board support for conformal coating	[ * * *]

Amounts of each 5MT NRE item shall be determined according to actual volume run rate and shall be approved by SolarEdge in advance.

15

Pricing conditions

1.                                      The pricing is based on the exchange rates applicable on the Effective Date of the Agreement.

2.                                      Payment terms and Letter of Credit amount and terms to be reevaluated after two quarters and to be modified to net plus 60 days if:

•                  COMPANY has paid on time all payables invoices of the period;

•                  COMPANY volumes are materially in line with business plan as agreed by the parties on the signature date (attached hereby)

•                  COMPANY is EBITDA profitable

3.                                      Letter of Credit required from COMPANY on [ * * * ] of the exposure including Long Lead Time according to the attached file. Check point after two quarters in order to verify if Letter of Credit can be removed as detailed above.

4.                                      At COMPANY’s option, Jabil will provide logistics management solutions, at the price set forth below, including:

•                  COMPANY order management (customer specific shipment with Kits configuration to order)

•                  Shipment and documentation management (DDU)

•                  Duties management (COMPANY to pay duties to be the importer of records)

•                  Packaging material (pallet carton box (standard Jabil) for sea freight)

•                  Regional hub warehouse costs according to COMPANY forecasted volumes (max 15 days ), possibility in EU and US will be mutually agreed by the Parties

Logistic management solutions price:

•                  Power Box — [ * * * ] of Jabil sell price per unit

•                  Inverter — [ * * * ] Jabil sell price per unit

•                  Freight and duties not included

•                  See attached file “logistic additional services” for more details.

16